Filed pursuant to Rule 424(b)(3)

Registration No. 333-190948

PROSPECTUS SUPPLEMENT No. 4

(to Prospectus dated October 28, 2013)

8,080,000 Shares

ARISTA POWER, INC.

Common Stock

This Prospectus Supplement No. 4 consists of: (1) this cover page; (2) Arista Power’s Quarterly Report on Form 10-Q which was filed with the Securities Exchange Commission (“SEC”) on May 15, 2014 (the “1Q Quarterly Report”); (3) Arista Power’s Current Report on Form 8-K filed with the SEC on June 2, 2014 (the “June 2, 2014 Form 8-K”); (4) Arista Power’s Current Report on Form 8-K filed with the SEC on June 6, 2014 (the “June 6, 2014 Form 8-K”); (5) Arista Power’s Current Report on Form 8-K filed with the SEC on June 25, 2014 (the “June 25, 2014 Form 8-K”); and (6) Arista Power’s Quarterly Report on Form 10-Q which was filed with the SEC on August 14, 2014 (the “2Q Quarterly Report”).

The 1Q Quarterly Report contains our financial statements for the quarter ended March 31, 2014 and the Management Discussion and Analysis of Financial Condition and Results of Operation for that period.  The June 2, 2014 Form 8-K discloses the voting results from our 2014 Annual Meeting of Shareholders held on May 28, 2014. The June 6, 2014 Form 8-K discloses the resignation of Molly Hedges as our Chief Financial Officer effective June 13, 2014 and the hiring of Stephen Brown as our Acting Chief Financial Officer effective June 16, 2014. The June 25, 2014 Form 8-K discloses our entry into an Agreement with Sunrise Securities Corp. and Sunrise Financial Group, Inc. that terminated, effective immediately (1) an agreement, dated May 21, 2013, between the Company and Sunrise Securities and (2) an agreement, dated May 21, 2013, between the Company and Sunrise Financial. The 2Q Quarterly Report contains our financial statements for the quarter ended June 30, 2014 and the Management Discussion and Analysis of Financial Condition and Results of Operation for that period.

This Prospectus Supplement No. 4 should be read in conjunction with the Prospectus dated October 28, 2013, as supplemented by Prospectus Supplement No. 1 dated November 13, 2013, Prospectus No. 2 dated December 31, 2013 and Prospectus No. 3 dated May 2, 2014 (collectively referred to herein as the “Prospectus”), which is required to be delivered with this Prospectus Supplement.  This Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information contained in this Prospectus Supplement No. 4 supersedes the information contained in the Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the Prospectus.  We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this Prospectus Supplement and the Prospectus.  This document may be used only in jurisdictions where offers and sales of these securities are permitted.  You should not assume that information contained in this Prospectus Supplement or the Prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this Prospectus Supplement and the Prospectus is delivered or when any sale of our securities occurs.

Investing in our common stock involves risks, which are described under “Risk Factors” beginning on page 4 of the Prospectus, as well as in supplements to the Prospectus.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY FOREIGN SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT NO. 4 IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 4 is August 15, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2014

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 001-53510

 ARISTA POWER, INC.
(Exact name of Registrant as specified in its charter)

New York	16-1610794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1999 Mount Read Blvd
Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant has been required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 5, 2014 the Registrant had outstanding 19,938,694 shares common stock, $0.002 par value.

ARISTA POWER INC.

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements and Notes

ARISTA POWER, INC.
Balance Sheets (Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets
Cash	$1,273,843	$297,385
Accounts Receivable (less allowance for doubtful accounts of $0 at March 31, 2014 and December 31, 2013)	41,465	265,245
Prepaid expenses and other current assets	153,988	232,570
Inventory	496,313	496,313
Deferred debt discount	820,750	820,750
Total current assets	2,786,359	2,112,263

Other assets	161,356	172,362

Intangible assets, net	24,802	25,305

Property and equipment, net	56,975	69,555

Total assets	$3,029,492	$2,379,485

Current liabilities
Accounts payable	$1,018,776	$1,175,221
Borrowings under line of credit, net of debt discount	769,784	684,994
Customer deposits	20,850	19,000
Accrued payroll	98,619	146.465
Deferred revenue	61,217	63,311
Accrued warranty costs	140,074	140,074
Accrued liabilities	451,316	496,011
Accrued loss contract	495,369	519,092
Derivative liabilities, short term	0	13,200
Current portion of long term debt	11,193	11,782
Total current liabilities	3,067,198	3,269,150

Long term liabilities
Long term debt	14,612	16,169
Derivative liabilities	3,917,772	762,396
Total long term liabilities	3,932,384	778,565
Total liabilities	6,999,582	4,047,715

Stockholders' (deficit)
Preferred stock, 5,000,000 shares authorized, $0.002 par value; 1,500 and 0 issued and outstanding at March 31, 2014 or December 31, 2013	3	0
Common stock, 500,000,000 shares authorized, $0.002 par value; 19,498,694 and 17,993,694 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	38,497	35,987
Additional paid-in capital	23,778,389	25,330,474
Deficit accumulated	(27,786,979)	(27,034,691)
Total stockholders' (deficit)	(3,970,090)	(1,668,230)

Total liabilities and stockholders' deficit	$3,029,492	$2,379,485

The accompanying notes are an integral part of the financial statements.

1

ARISTA POWER, INC.
Statements of Operations (Unaudited)

	Three Months	Three Months
	Ended March 31, 2014	Ended March 31, 2013

Sales	$129,870	$108,644
Cost of Goods Sold	198,226	197,233
Gross Loss	(68,356)	(88,589)
Operating Expenses:
Research and development expenses	22,517	126,538
Selling, general and administrative expenses	425,545	734,130
Total expenses	448,062	860,668
Loss from operations	(516,418)	(949,257)
Non-operating revenue/(expense)
Interest expense	(112,345)	(224,820)
Unrealized gain/(loss) on change in fair value of derivative liabilities	(121,650)	71,400
Net loss before income taxes	(750,413)	(1,102,677)
Income taxes	1,875	500
Net loss	$(752,288)	$(1,103,177)
Net loss per common share - basic and diluted	$(.04)	$(.09)
Weighted average number of common shares outstanding - basic and diluted	18,495,360	12,676,895

The accompanying notes are an integral part of the financial statements.

2

ARISTA POWER, INC.
Statements of Cash Flows (Unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Operating activities
Net loss	$(752,288)	$(1,103,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation expense	13,084	18,140
Stock-based compensation	70,954	363,369
Amortization of prepaid warrants for rent, non-cash	11,006	7,337
Amortization of prepaid warrants for consulting, non-cash	95,353	0
Stock issued for rent and services	0	100,488
Amortization of debt discount	84,790	199,852
Impairment of intangible assets	0	3,396
Change in derivative liability	121,650	(71,400)
Changes in operating assets and liabilities:
(Increase) in prepaid expenses and other current assets	(16,772)	(121,647)
Decrease in trade accounts receivable	223,780	365,891
Decrease in inventory	0	43,188
Increase in customer deposits	1,850	18,484
(Decrease) in deferred revenue	(2,094)	(43,618)
(Decrease) in accrued loss contract	(23,723)	0
(Decrease) in trade accounts payable and accrued liabilities	(248,986)	(69,494)
Net cash provided by/(used in) operating activities	(421,396)	(289,191)

Financing activities
Proceeds from issuance of preferred stock	1,500,000	0
Stock offering costs paid	(100,000)	0
Borrowings on line of credit	0	270,0000
Payments on debt	(2,146)	(2,863)
Net cash provided by financing activities	1,397,854	67,137

Increase/(decrease) in cash	976,458	(22,054)

Cash – beginning of period	297,385	78,253

Cash – end of period	$1,273,843	$56,199

Supplemental Information:
Income Taxes Paid/(Tax credits received)	$1,875	$500
Interest Paid	$236	$1,511
Non-cash investing and financing activities:
Warrant derivative liability incurred with preferred stock offering	$3,020,526	$0
Preferred stock	$(2,868,750)	$0
Additional warrants	$(151,776)	$0
Stock issued for accrued expenses	$0	$157,903
Application of deferred debt discount	$0	$270,000
Warrants issued for prepaid rent	$0	$256,800

The accompanying notes are an integral part of the financial statements.

3

ARISTA POWER, INC.
Statement of Stockholders’ (Deficit)
(Unaudited)

	Number of Shares		Par Value		Additional Paid-In	Accumulated	Total Stockholders'
	Common	Preferred	Common	Preferred	Capital	Deficit	(Deficit)
Balance, December 31, 2013	17,993,694	0	$35,987	$0	$25,330,474	$(27,034,691)	$(1,668,230)
Issuance of convertible preferred stock for cash		1,500		3	1,499,997		1,500,000
Stock offering costs					(100,000)		(100,000)
Issuance of warrants with private placement					(2,868,750)		(2,868,750)
Issuance of common stock and warrants for antidilution clause	1,255,000		2,510		(154,286)		(151,776)
Stock options and stock compensation	250,000				70,954		70,954
Net loss for quarter						(752,288)	(752,288)
Balance, March 31, 2014	19,498,694	1,500	$38,497	$3	$23,778,389	$(27,798,979)	$(3,970,090)

The accompanying notes are an integral part of the financial statements.

4

ARISTA POWER, INC.

Notes to the Financial Statements
Three-Month Period ended March 31, 2014
(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

Arista Power, Inc. (the “Company”) was incorporated on March 30, 2001 in the State of New York as Future Energy Solutions, Inc. and in November 2008 changed its name to WindTamer Corporation. In May 2011, the Company changed its name to Arista Power, Inc. The name change more accurately reflects the broadening of the Company’s focus beyond the WindTamer® brand and entry into areas within the energy storage and power management industries.

The Company is a developer, integrator, and supplier of custom-designed power management systems, and a supplier, designer and installer of solar energy systems.  The Company’s patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users. The Company also designs, sells and installs residential and commercial solar PV systems.

Basis of Preparation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information required by GAAP for complete annual financial statement presentation.

In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results of operations have been included in the accompanying unaudited condensed financial statements.  Operating results for the three-month period ended March 31, 2014 are not necessarily indicative of the results to be expected for other interim periods or the full fiscal year.  These financial statements should be read in conjunction with the financial statements and accompanying notes contained in the Arista Power Form 10-K for the fiscal year ended December 31, 2013.

Method of Accounting

The accompanying financial statements have been prepared in accordance with GAAP.  Arista Power maintains its books and prepares its financial statements on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.  The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits.  The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institutions.

5

Accounts Receivable

Accounts receivable represents amounts due from customers in the ordinary course of business, based upon invoiced amounts, net of any allowance for doubtful accounts.  We evaluate accounts receivable quarterly on a specific account basis to determine the need to an allowance for doubtful account reserve.  As of March 31, 2014 and December 31, 2013, the allowance for doubtful accounts was $0.

Inventory

Inventory consists primarily of parts and subassemblies for Power on Demand systems, solar photovoltaic (“PV”) systems, and is stated at the lower of cost or market value.  The Company capitalizes applicable direct and indirect costs incurred in the Company’s manufacturing operations to bring its products to a sellable state.  The inventory as of March 31, 2014 consisted of raw materials amounting to $346,014 and work-in-process amounting to $150,299.  Inventory is reviewed quarterly to determine the need for an excess and obsolete inventory reserve.  As of March 31, 2014 and December 31, 2013, no reserve was necessary.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is on a straight line basis over the shorter of the estimated useful lives or the related lease for leasehold improvements.  Leasehold improvements for space leased on a month-to-month basis are expensed when incurred.  Expenditures for renewals and betterments are capitalized.  Expenditures for minor items, repairs and maintenance are charged to operations as incurred.  Any gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Intangible Assets

Intangible assets consist of costs associated with the application and acquisition of the Company’s patents.  Patent application costs are capitalized and amortized over the estimated useful life of the patent, which generally approximates its legal life. For the three months ended March 31, 2013, trademark costs totaling $3,396 relating to the Company’s WindTamer® trademark were impaired, while no intangible assets were impaired for the three months ended March 31, 2014.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset, including its ultimate disposition.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.   For the three months ended March 31, 2014 and 2013, no assets were impaired.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity.

6

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied:  (1) there is persuasive evidence of an arrangement; (2) the service or product has been provided to the customer; (3) the sale price to be paid by the customer is fixed or determinable; and (4) the collection of the sale price is reasonably assured.  Amounts collected prior to satisfying our revenue recognition policy are reflected as customer deposits.

For research and development contracts, we recognize the revenue using the proportional effort method based upon the relationship of costs incurred to date to the total estimated cost to complete the contract. Cost elements include direct labor, materials, overhead costs and outside contractor costs.  The excess of amounts billed on a milestone basis versus the amounts recorded as revenue on a proportional effort basis is classified as deferred revenue. We provide for any loss that we expect to incur in the agreements when the loss is probable.

The Company uses contract accounting for certain Power on Demand system sales. Due to the limited number of these systems that have been installed to date, revenue is recognized based on the completed contract method whereby revenue and costs are deferred until the contract is completed. For contracts that contain provisions related to proceeds being paid based upon cost savings generated by the system, revenue is recorded as the costs savings are realized by and billed to the customer. If accumulated costs exceed accumulated billings at the reporting date the asset is presented net as costs of uncompleted contracts in excess of related billings. If there is a net liability it is presented as billings on uncompleted contracts in excess of related costs. We provide for any loss that we expect to incur on a contract at the time the loss is probable.

At March 31, 2014, the Company had costs of uncompleted contracts in excess of related billings totaling $143,481 ($0 as of March 31, 2013). This amount was netted with the accrued loss contract on the Company’s balance sheet.

Research and Development Costs

All costs related to research and development are expensed when incurred. Research and development costs consist of expenses associated with the development of the Company’s Power on Demand system and the Mobile Renewable Power Station.  Specifically, these costs consist of labor, materials, and consulting.

Warranty Costs

The Company’s standard warranty on each Power on Demand system, wind turbine, and solar system sold protects against defects in design, material, and workmanship under normal use for varying periods, based upon the product sold.  Several warranties have specific additional terms and conditions.  The Company provides for estimated cost of warranties at the time the revenue is recognized.  Factors that affect the warranty reserve are projected cost of repair and/or replacement, component life cycles, manufacturer’s warranty on component parts, and historical data. These estimates are reviewed quarterly and are updated as new information becomes available. The impact of any change in estimates will be taken into account when analyzing future warranty reserve requirements.

Stock-Based Compensation

The Company accounts for stock option awards granted under the Company’s Equity Incentive Plan in accordance with ASC 718. Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards.  Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture.  The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50.  Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant’s or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement, or over the specified vesting period.

Income Taxes

The Company accounts for income taxes using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

7

Basic and Diluted Loss Per Share

Basic earnings per share reflect the actual weighted average of shares issued and outstanding during the period.  Diluted earnings per share are computed including the number of additional shares that would have been outstanding if dilutive potential shares had been issued.  In a loss period, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potentially issued common shares would be anti-dilutive.

As of March 31, 2014, there were 1,500 shares of Preferred Stock, convertible into 7,500,000 shares of common stock, 1,430,608 stock options and 18,933,267 warrants outstanding which, upon exercise, could dilute future earnings per share.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 2 - Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern.  Since its formation, the Company utilized funds generated from private placement offerings and debt to fund its product development and operations and has incurred a cumulative net loss of $27,786,979 as of March 31, 2014.  The recurring losses from operations and current liquidity raise substantial doubt about the Company’s ability to continue as a going concern.  Continuation of the Company is dependent on achieving sufficiently profitable operations and obtaining additional financing.

Note 3 – Debt

On September 4, 2012, the Company entered into an unsecured loan agreement with TMK-ENT, Inc. that provided for a $500,000 working capital revolving line of credit.  Advances under the line of credit bear interest at 10% per year, payable annually. On November 13, 2012, the Company amended its loan agreement to increase the revolving line of credit agreement from $500,000 to $750,000, and on December 21, 2012 amended its loan agreement to increase the revolving credit agreement for $750,000 to $1,250,000.  The note matures on December 21, 2014. Borrowings under the line of credit amount to $1,018,500 as of March 31, 2014 and December 31, 2013. In conjunction with the line of credit facility, the Company issued 1,250,000 warrants to purchase the Company’s common stock at varying prices from $1.38 to $1.62 per share. The warrants vest one year from issuance and have a ten year term. The fair market value of the warrants at grant date was determined utilizing the Black Scholes option pricing model and amounted to $1,839,250. The difference between the fair market value of the warrants and draws on the line of credit is $820,750 as of March 31, 2014 and December 31, 2013, which is recorded as deferred debt discount.  The deferred debt discount will be recognized and recorded as debt discount as the Company continues to borrow against the line of credit. Debt discount costs will be recognized as the Company draws down the available line of credit, and will be amortized over the remaining term of the loan. As a result of the amortization of the debt discount, the Company expensed $84,790 and $199,852, respectively, for the three months ended March 31, 2014 and 2013.

Annual maturities of debt are as follows:

2014 (includes TMK-ENT, Inc. line of credit repayment)	$1,028,136
2015	$9,540
2016	$6,629

8

Note 4 – Stockholders’ Equity

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. Stock offering costs for the private placement amounted to $100,000. Each share of Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly. The Preferred Stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of Preferred Stock outstanding on March 31, 2017 automatically converting into common stock. The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015. In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding. Additionally, until September 30, 2015, each investor has the right to invest an amount equal to the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision. The warrants associated with this transaction were valued at their date of issue utilizing the Black-Scholes option pricing model, which amounted to $2,868,750.  The difference between the warrants valuation of $2,878,750 and the net proceeds received by the Company of $1,400,000 results in a deemed dividend of $1,468,750 , which has been charged to additional paid-in-capital, as the Company has no retained earnings from which to declare a dividend.

On March 31, 2014, in conjunction with the full ratchet and anti-dilution provisions of the July and August 2013 private placement of common stock, shareholders were awarded an additional 1,255,000 shares of common stock and 612,000 warrants to purchase common stock for $0.25 per share, and the exercise price for the 3,060,000 warrants outstanding that were associated with this transaction were reset to $0.25 per warrant.

Note 5 – Stock Based Compensation

The Company has established the 2008 Equity Incentive Plan, which is a shareholder-approved plan that permits the granting of stock options and restricted stock to employees, directors and consultants.   The 2008 Equity Incentive Plan provides for the issuance of up to 1,550,000 shares of common stock of which 50,000 shares are available for grant as Incentive Stock Options.  The exercise price for options awarded is no less than 100% of the fair market value of the common stock on the day of grant.  The options generally vest either immediately on the date of grant or 1 to 3 years from the date of grant.

For the three months ended March 31, 2014, the Company recorded compensation costs for options and warrants of $70,954, as compared to $363,369 for the three months ended March 31, 2013. For the three months ended March 31, 2013, compensation costs relating to the issuance of options and warrants amounted to $287,171 and the Company recorded an expense of $76,198 associated with the repricing of options and warrants held by a consultant of the Company, while for the three months ended March 31, 2014, there was no expense associated with the repricing of options or warrants.

9

The Company has valued the options at their date of grant utilizing the Black Scholes option pricing model.  Prior to the fourth quarter of 2009, there was not a public market for the Company shares.  Accordingly, the fair value of the underlying shares was determined based on recent transactions by the Company to sell shares to third parties and other factors determined by management to be relevant to the valuation of such shares.  Beginning in the fourth quarter of 2009, the quoted price for the Company’s shares on the OTCBB was used to value the underlying shares.  Expected volatility is based upon a weighted average historical volatility of peer companies operating in a similar industry.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options used was based on the contractual life of the option granted.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for options granted:

	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013

Expected dividend yield	0%	0%
Expected stock price volatility	112%	108%
Risk-free interest rate	3.63%	2.60-2.68%
Expected life of options	.14-9.78 years	.47-9.78 years

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Shares Remaining Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at January 1, 2014	1,386,108	$.61
Options granted during 2014	115,000	$.23
Options cancelled or expired during 2014	(70,500)	.75
Outstanding at March 31, 2014	1,430,608	$.52	7.8 years	$26,450
Exercisable at March 31, 2014	772,308	$.64	6.4 years	$26,450

For the three months ended March 31, 2014, the Company recorded compensation costs for options granted under the plan of $65,992, as compared to $160,751 for the three months ended March 31, 2013. Stock option grants amounted to 115,000 for the three months ended March 31, 2014 (135,000 for the three months ended March 31, 2013) while 160,000 options vested during that period (141,650 options vested for the three months ended March 31, 2013). There were 70,500 options cancelled or expired for the three months ended March 31, 2014, while no options were cancelled for the three months ended March 31, 2013. No options were exercised for the three months ended March 31, 2014 or March 31, 2013.

The weighted average fair value of options granted during the three months ended March 31, 2014 was $.23, compared to $1.13 for the three months ended March 31, 2013.

For the three months ended March 31, 2013, the Company recorded expenses totaling $13,575 associated with the repricing of 25,000 options awarded to a consultant (now an employee) of the Company. No such expense was recorded for the three months ended March 31, 2014.

On December 13, 2010, the Board of Directors approved a restricted stock grant award to certain employees in lieu of future salary cash payments.  The employees forfeited salary over a twelve-week period to purchase common shares, which were valued at fair market value as of the date of grant.  The Compensation Committee of the Company’s Board of Directors have approved a change in the vesting date for restricted stock held by certain employees from April 1, 2011 to April 1, 2015. A total of 55,969 shares vested on April 1, 2011, and the remaining 169,368 shares are scheduled to vest on April 1, 2015.

On March 31, 2014, Adeeb Saba was named Chief Operating Officer and the Compensation Committee awarded him 250,000 shares of restricted stock, which will vest one half each on the first and second anniversary of the award. Compensation costs associated with this award amount to $72,500 and will be recognized over the vesting period of the stock.

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The following table summarizes the status of the Company’s restricted share awards:

Restricted Shares	Number of Restricted Shares	Weighted Average Fair Value at Grant Date
Non-vested at March 31, 2014	118,378	$2.80
Awarded during 2014	250,000	.29
Non-vested at March 31, 2014	419,368	$1.10

There was no expense associated with this restricted stock grant for the three months ended March 31, 2014 and 2013.

Note 6 – Warrants

The Company has valued warrants at their date of issue utilizing the Black-Scholes option pricing model.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life.  The expected life of warrants used was based on the term of the warrant.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for warrants granted:

	Three Months Ended	Three Months Ended
	March 31, 2014	March 31,2013
Expected dividend yield	0%	0%
Expected stock price volatility	134%	93-108%
Risk-free interest rate	1.73-1.75%	.14–2.60%
Expected life of warrants	4.1-8.8 years	.9-9.8 years

The following table summarizes the status of the Company’s warrants granted:

	Number of Shares Remaining Warrants	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2014	7,671,267	$1.51
Warrants granted during 2014	11,862,000	$.25
Warrants expired during 2014	(600,000)	.25
Outstanding at March 31,2014	18,933,267	$.78	5.3 years	$0
Exercisable at March 31,2014	18,139,250	$.76	5.6 years	$0

The weighted average fair value of warrants issued during three months ended March 31, 2014 and 2013 was $.25 and $.73, respectively.  During the three months ended March 31, 2014, 11,878,000 warrants vested (646,375 vested for the three months ended March 31, 2013), and 600,000 warrants expired for the three months ended March 31, 2014. No options expired or were cancelled for the three months ended March 31, 2013.

For the three months ended March 31, 2014 and 2013, respectively, the Company recorded compensation costs of $4,962 and $126,420 for warrants issued to a consultant (now an employee) of the Company.  The warrants have a ten year life, a $1.20 exercise price, and vest from six months to three years from grant date.

For the three months ended March 31, 2013, the Company recorded expenses totaling $62,623 associated with the repricing of 423,125 outstanding warrants awarded to a consultant (now an employee) of the Company.  No such expense was recorded for the three months ended March 31, 2014.

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Note 7 – Derivative Liabilities

Certain warrants issued by the Company do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future, are classified as derivative liabilities, and are revalued at each reporting date. These warrants include (1) warrants issued to 1999 Mt RB, LLC in conjunction with our lease modification on February 4, 2013, which expired on February 4, 2014 (2) warrants issued in conjunction with the Company’s strategic advisory agreement with Sunrise Financial Group, Inc. on May 21, 2013 and (3) warrants issued in conjunction with the Company’s private placements on July 31, 2013, August 6, 2013 and March 31, 2014. The reset provisions protect the warrant holders from the potential dilution associated with future financings.

The Company has valued warrants at their date of issue utilizing the Black-Scholes option pricing model. Expected volatility is based upon a weighted average historical volatility of peer companies operating in a similar industry, or if applicable based upon the term of the warrant, based upon the Company’s historical volatility. The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life. The expected life of warrants used was based on the term of the warrant. The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future. The following weighted-average assumptions were utilized in the fair value calculations for warrants granted and subsequent revaluation:

	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013
Expected dividend yield	0%	0%
Expected stock price volatility	134%	90-93%
Risk-free interest rate	1.75%	.14%
Expected life of warrants	4.1-5.0 years	.8 years
Number of warrants	15,562,351	600,000
Fair value of warrants	$3,917,772	$185,400

The fair value of these warrant liabilities was $3,917,772 at March 31, 2014. The change in fair value for the three months ended March 31, 2014 was $121,650 and is reported in our statement of operations as an unrealized loss on the change in fair value of the derivative liabilities. For the three months ended March 31, 2013, we recorded an unrealized gain on the change in fair value of the derivative liabilities totaling $71,400. The fair value of the derivative liabilities are re-measured at the end of every reporting period and upon the exercise of the warrant.

Fair Value Measurement

Valuation Hierarchy
ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the liabilities carried at fair value measured on a recurring basis as of March 31, 2014:

		Fair Value Measurements at March 31,2014
	Total Carrying Value at March 31, 2014,	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$3,917,722	$-	$-	$3,917,722

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The derivative liabilities are measured at fair value using quoted market prices and estimated volatility factors, and are classified within Level 3 of the valuation hierarchy.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

Year ended December 31, 2013
Beginning balance January 1, 2014	$775,596
Issuance of derivative financial instruments in 2014	3,020,526
Net unrealized (gain) loss on derivative financial instruments	121,650
Ending balance as of March 31,2014	$3,917,722

Note 8- Subsequent Events

In April 2014, we issued 440,000 shares of our common stock to one of our outside attorneys (Schwell Wimpfheimer & Associates, LLP) for legal services rendered in satisfaction of a $110,000 account payable to such law firm.

In April 2014, expenses totaling approximately $200,000 that were recorded by the Company as accounts payable as of March 31, 2014 were approved to be paid by the Company’s director and officers insurance policy, with such payments expected in May 2014.

Note 9- Recent Accounting Pronouncements

The Company has considered recent accounting pronouncements and believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

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Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the unaudited historical financial statements and the related notes and the other financial information included elsewhere  in  this report and in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of any number of factors, including those set forth under “Information Concerning Forward-Looking Statements” and under other captions contained elsewhere in this report.

Company Overview

During 2013, we continued our product development, with most of such efforts directed at our Power on Demand system and Mobile Renewable Power Station. We expect to continue further development and product enhancement on our products in 2014.

In May 2013, we entered into an Agreement with City Lights at Queens Landing, Inc. pursuant to which City Lights has agreed to purchase a Power on Demand system for installation and use at City Lights’ 43-story, 525-unit, cooperative building located in Long Island City, New York. The City Lights Building is managed by Rose Associates, Inc., a New York-based full service real estate firm. Separately City Lights intends to purchase and have installed a combined heating and power co-generation system at the City Lights Building. The Power on Demand system will consist of a micro-grid that will include the integration of the newly installed solar PV, the newly installed CHP co-generation system, energy storage and power distribution.  This represents the Company’s first sale of a Power on Demand system to be installed in the New York City area.  We expect the Power on Demand system to be installed in the second quarter of 2014.

In 2012, we were awarded $1.8 million in U.S. Army contracts to be the prime contractor to complete Phase One and Phase Two activities to develop an Intelligent Micro-Grid for the Renewable Energy for Distributed Under-Supplied Command Environments (“REDUCE”) program under the guidance of the U.S. Army Communications-Electronics Research, Development and Engineering Center. In the latter half of September 2012, we completed Phase One activities. Work commenced on Phase Two late in 2012, which continued into 2013. We expect to complete Phase Two of the project in the second quarter of 2014. In September 2013,  the Company was awarded a single vendor contract valued at $625,000 to continue development under this contract, which will follow the completion of Phase Two in the second quarter of 2014. The Company believes that the micro-grid that it is developing for the U.S. Army will complement the development of the products that it will sell to commercial, military and governmental customers.

In November 2013, we partnered with EaglePicher Technologies by integrating the EPT’s Power Pyramid™ system into the Power on Demand system to be installed at the City Lights building in Long Island City, NY.

As of May 6, 2014, the Company’s current order backlog was approximately $1.7 million which consists of orders for several Power on Demand systems, multiple solar PV systems, and two government contracts. A portion of this backlog will be recognized as an installment sale based upon contract provisions relating to system generated cost savings.

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Results of Operations

Results of Operations for Quarter Ended March 31, 2014 Compared to Quarter Ended March 31, 2013.

Revenues

During the quarter ended March 31, 2014, we reported revenues of $130,000 as compared with revenues of $109,000 for the quarter ending March 31, 2013.  We have received deposits from customers totaling approximately $21,000 as of March 31, 2014. We expect to realize sales associated with these deposits during the next several quarters, as we obtain permits and zoning approvals from customers’ town officials and NYSEDRA for solar PV installations, complete site assessments, and complete installations and inter-connection agreements, although there can be no assurance that we will be able to meet this schedule.

We continue to expand our selling efforts where by coupling our power management systems with renewable solar and related incentive packages, we can provide our customers with an attractive return on investment.

Gross Loss

For the quarter ended March 31, 2014, gross loss amounted to $68,000 as compared to $89,000 for the quarter ended March 31, 2013.  The gross loss is primarily attributable to the costs associated with maintaining an operations staff, responsible for not only solar products, and Power on Demand systems, but also for troubleshooting customer issues, inventory management, and maintaining day to day operations. The reduction of gross loss relates to a non-recurring sales returns reserve recorded for the quarter ending March 31, 2013.

Research and Development

Research and development costs for the quarter ended March 31, 2014 totaled $23,000 as compared to $127,000 for the quarter ended March 31, 2013. This decrease results from lower salaries and related expenses, as well as an increase in the allocation of costs to cost of goods sold relating to the REDUCE program.

Selling, General and Administrative

Selling, general and administrative expenses amounted to $426,000 for the quarter ended March 31, 2014, as compared to $734,000 for the quarter ended March 31, 2013.  The decrease over the prior year was related primarily to reduced salary and headcount related expenses partially offset by higher consulting and legal expense in 2014 as compared to 2013.

Depreciation and Amortization

Depreciation and amortization charges were $13,000 for the quarter ended March 31, 2014, compared to $18,000 during the quarter ended March 31, 2013 due to a lower depreciable asset base in 2014. The Company also impaired costs totaling $3,000 related to the WindTamer™ trademark for the quarter ended March 31, 2013.

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Other Income (Expense)

Interest expense for the quarter ended March 31, 2014 was $112,000, as compared to an expense of $225,000 for the quarter ended March 31, 2013. The decrease is due to the amortization of deferred debt discount relating to the Company’s line of credit over an extended period as of March 31, 2014 due to the deferral of the loan due date in May 2013 to December 2014 from December 2013.

In 2013, we recorded derivative liabilities associated with the issuance of warrants for (1) a lease modification with our existing landlord, (2) an advisory agreement with Sunrise Financial Group, LLC and (3) in conjunction with our private placement funding which occurred during the third quarter of 2013 and in the first quarter of 2014. The warrants do not have a fixed settlement provision because their exercise prices may be lowered if the Company issues securities at lower prices in the future. Accordingly, the Company revalues these derivative liabilities each quarter, and the financial statements reflect a loss on the revaluation of the derivative liabilities for the first quarter of 2014 of $122,000, as compared to a gain of $71,000 for the quarter ended March 31, 2013.

Statutory income tax payments of $1,875 and $500 were made during the quarter ending March 31, 2014 and 2013, respectively.

Net Loss

We incurred net losses of $752,000 and $1,103,000 for the quarter ended March 31, 2014 and 2013, respectively.  Operating losses of amounted to $516,000 and $949,000 for the quarter ended March 31, 2014 and 2013 respectively due to decreased operating expenses for the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013.  Increases in net loss for the quarter were due to the interest and debt discount amortization amounting to $112,000 and $225,000 relating to our TMK-ENT, Inc. line of credit for the quarter ended March 31, 2014, and 2013, respectively. Additionally, the Company recorded an unrealized loss on the change in fair value of derivative liabilities of $122,000 for the quarter ended March 31, 2014, as compared to an unrealized gain of $71,000 for the quarter ended March 31, 2013.

Liquidity and Capital Resources

As of March 31, 2014, our accumulated deficit totaled $28 million.

We had a working capital deficit of $281,000 as of March 31, 2014 as compared to working capital deficit of $1,157,000 as of December 31, 2013. The increase in working capital relates to the March 2014 private placement which provided the company working capital of $1.4 million, offset by net loss for the quarter ended March 31, 2014.

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share, and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. The Company received a total of $1,400,000 in net proceeds from the sales.  Each share of preferred stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock.  The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015.  In addition, the investors received “most favored nation” protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding.  Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

We believe that we will require additional funding of approximately $1.0 million to satisfy our operating cash needs and our anticipated growth for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2013 and 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. There is substantial doubt about our ability to continue as a going concern as the continuation and expansion of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our products, and achieving a profitable level of operations.

The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Operating Activities

Our operating activities used net cash of $421,000 for the quarter ended March 31, 2014, as compared to $289,000 for the quarter ended March 31, 2013.  For the quarter ended March 31, 2014, cash used in operations resulted from a net loss of $752,000, reduced by non-cash adjustments of $397,000 consisting primarily of $71,000 of stock based compensation, the amortization of debt discount of $85,000, and a loss in fair value of derivative liabilities of $122,000. Net changes to working capital amounted to $66,000 and were primarily due to decreases in accounts receivable offsetting a decrease in accrued liabilities. For the quarter ended March 31, 2013, cash used in operations resulted from a net loss of $1,103,000, reduced by non-cash expenses of $621,000 for stock based compensation, stock and warrants issued for rent and services of $108,000, and the amortization of debt discount of $200,000.  Net changes to working capital for the quarter ended March 31, 2103 amounted to $193,000 due to a decrease in trade accounts receivable of $366,000, offset by an increase to prepaid expenses of $122,000 and decreases in accrued liabilities and deferred revenue of $44,000 and $69,000 respectively.

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Investing Activities

The Company did not utilize any funds for investing activities for the quarters ended March 31, 2014 and 2013.

Financing Activities

Our financing activities provided $1,398,000 and $267,000 for the quarters ended March 31, 2014 and 2013, respectively. In 2014, the Company raised $1,500,000 in the sale of convertible preferred stock, with offering costs amounting to $100,000.  For the quarter ended March 31, 2013, the Company drew $270,000 from its line of credit. Repayments on long term debt were $2,000 and $3,000, respectively for the quarters ended March 31, 2014 and 2013.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to shareholders.

Critical Accounting Policies

As of March 31, 2014, the Company’s critical accounting policies and estimates have not changed materially from those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 31, 2014 with the Securities and Exchange Commission.

Information Concerning Forward-Looking Statements

All statements in this Form 10-Q, future filings by the Company with the Securities and Exchange Commission (“Commission”), the Company’s press releases and oral statements by authorized officers of the Company, other than statements of historical facts, that address future activities, events or developments are “forward-looking statements.”

These forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. We have based these forward-looking statements on certain assumptions and analyses made by us in light of our experience and on our assessment of historical trends, current conditions, expectations, and projections about expected future developments and events, as well as on other factors we believe are appropriate under the circumstances and other information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in Item 1A of Part I of the Company’s 10-K filed with the Commission, for the fiscal year ended December 31, 2013, that may affect the operations, performance, development and results of our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties. All forward-looking statements and reasons why results may differ contained herein are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ. All of the forward-looking statements contained herein are qualified by these cautionary statements.

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Item 3. Quantitative and Qualitative Disclosures about Market Risk

None.

Item 4. Controls and Procedures

The Company’s management has established disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported within time periods specified in the SEC rules and forms. Such disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure.

Based on the evaluation of the effectiveness of our disclosure controls and procedures, our Chief Executive Officer and Acting Chief Financial Officer concluded that our disclosure controls and procedures were effective as of March 31, 2014.

There can be no assurance, however, that our disclosure controls and procedures will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be set forth in our periodic reports. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Accordingly, even effective disclosure controls and procedures can only provide reasonable, not absolute, assurance of achieving their control objectives.

Changes in Internal Control over Financial Reporting

There have been no changes in the Company’s internal control over financial reporting that occurred during the three months ended March 31, 2014 that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting.

Part II – OTHER INFORMATION

Item 1. Legal Proceedings

There were no reportable events during the quarter.

Item 1A. Risk Factors

Smaller reporting companies are not required to provide the information required by this item.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000, that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. Stock offering costs for the private placement amounted to $100,000. Each share of preferred stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly. The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock. The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015. In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding. Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

On March 31, 2014, in conjunction with the full ratchet and anti-dilution provisions of the July and August 2013 private placement of common stock, shareholders were awarded an additional 1,255,000 shares of common stock and 612,000 warrants to purchase common stock for $0.25 per share, and the exercise price for the 3,060,000 warrants outstanding that were associated with this transaction were decreased from $0.30 to $0.25.

We registered the resale of the securities sold in the private placement pursuant to a registration statement on form S-1 that was filed with the Securities and Exchange Commission on April 30, 2014 and  was declared effective on May 13, 2014.

In April 2014, we issued 440,000 shares of our common stock to one of our outside attorneys (Schwell Wimpfheimer & Associates, LLP) for legal services rendered in satisfaction of a $110,000 account payable to such law firm.

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The terms of sales of unregistered sales of securities by us are described in Item 5 Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities under the captions “Recent Unregistered Sales of Securities”.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the securities were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such units, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 3.  Defaults Upon Senior Securities

None.

Item 4.  Mine Safety Disclosures

Not Applicable.

Item 5.  Other Information

None

Item 6.

(a)	Exhibits:

	31.1	Certification of the Chief Executive Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

	31.2	Certification of the Chief Financial Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

	32.1	Certification Pursuant to 18 U.S.C. Section 1350 by the Chief Executive Officer, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

	32.2	Certification Pursuant to 18 U.S.C. Section 1350 by the Chief Financial Officer, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARISTA POWER, INC.

May 15, 2014
	By:	/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

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Exhibit 31.1

Certification of Chief Executive Officer
as required by Rule 13a-14 Or 15d-14 of the Securities Exchange Act of 1934,
 as adopted pursuant to Section 302 of The Sarbanes-Oxley Act of 2002

I, William A. Schmitz, certify that:

1.      I have reviewed this quarterly report on Form 10-Q of Arista Power, Inc.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.      The registrant 's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant 's auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 15, 2014

/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer
as required by Rule 13a-14 Or 15d-14 of the Securities Exchange Act of 1934,
as adopted pursuant to Section 302 of The Sarbanes-Oxley Act of 2002

I, Molly Hedges, certify that:

1.      I have reviewed this quarterly report on Form 10-Q of Arista Power, Inc.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.      The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 15, 2014

/s/ Molly Hedges
Molly Hedges, Chief Financial Officer

Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Arista Power, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Schmitz, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2014

/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Arista Power, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Molly Hedges, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2014

/s/ Molly Hedges
Molly Hedges
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At the Annual Meeting of Shareholders of Arista Power, Inc. (the “Company”) on May 28, 2014, the shareholders (the “Shareholders”) of the Company voted and approved an Amendment to the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) pursuant to which an additional 2,000,000 shares of common stock were approved for issuance under the 2008 Plan.

Any person who is a current or prospective director, officer, employee or consultant of the Company is eligible to receive awards under the 2008 Plan. A description of the material terms of the Plan and the amendments thereto approved by the shareholders was included in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2014.

The above description of the 2008 Plan and the amendments thereto approved by the Shareholders is not intended to be complete and is qualified in its entirety by the specific language in the 2008 Plan, a copy of which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Arista Power, Inc. was held on May 28, 2014.  Shareholders voted on the matters set forth below.

1)           The Shareholders elected the following nominees to the Board of Directors for a three-year term based upon the following votes:

Nominee	Votes For	Votes Against	Broker Non-Votes
William A. Schmitz	14,493,624	46,007	0
George Naselaris	13,913,174	626,457	0

2)           The Shareholders approved the Company’s Amended and Restated 2008 Equity Incentive Plan based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,797,939	722,817	18,875	0

3)           The Shareholders approved an advisory vote on executive compensation based upon the following votes:

Votes For	Votes Against	Abstentions
12,944,404	234,791	1,360,436

There were no broker non-votes for this item.

4)           The Shareholders approved an advisory vote on frequency of future advisory votes on executive compensation to be every three years based upon the following votes:

1 Year	2 Years	3 Years Abstentions
1,618,386	1,496,703	11,244,040
		180,502

There were no broker non-votes for this item.

Item 9.01

(d)           Exhibits

Exhibit Number	Description

10.1	Amended and Restated 2008 Equity Incentive Plan of Arista Power, Inc.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: June 2, 2014

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated 2008 Equity Incentive Plan of Arista Power, Inc.

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Exhibit 10.1

ARISTA POWER, INC.
AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

Amended and Restated as of March 14, 2014

1.              Purposes of the Plan.

 The purpose of this Plan is to encourage ownership in Arista Power, Inc., a New York corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the shareholders’ interest and share in the Company’s success.

2.             Definitions.

As used herein, the following definitions shall apply:

(a)            “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b)            “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)            “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d)            “Award” means a Cash Award, Stock Award or Option granted in accordance with the terms of the Plan.

(e)            “Award Agreement” means a Cash Award Agreement, Stock Award Agreement or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(f)             “Board” means the Board of Directors of the Company.

(g)            “Cash Award” means a bonus opportunity awarded under Section 12 pursuant to which an Grantee may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(h)            “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Cash Award Agreement, Option Agreement, Stock Award Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (iv) the Participant’s violation of any noncompetition agreement with the Company or an Affiliate; (v) any intentional act by the Participant which has a material detrimental effect on the Company or an Affiliate’s reputation or business; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate.

 (i)            “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Cash Award Agreement, Option Agreement, Stock Award Agreement or written contract of employment or service, the occurrence of any of the following:

 i.           An Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or such surviving entity immediately outstanding after the Transaction, or, in the case of an Ownership Change Event described in Section 2(hh)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

 ii.           the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities in the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(j)             “Code” means the United States Internal Revenue Code of 1986, as amended.

(k)            “Committee” means the Compensation Committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l)             “Common Stock” means the common stock of the Company.

(m)           “Company” means Arista Power, Inc., a New York corporation, or its successor.

(n)            “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.  The Administrator shall have the discretion to determine of a person qualifies as a Consultant.

(o)            “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(p)            “Director” means a member of the Board.

(q)            “Effective Date” means the date the Plan is adopted by the Board and approved by a vote of the shareholders. The Plan was adopted by the Board on October 28, 2008.  The Plan was ratified by the Company’s shareholders on November 21, 2008, with 400,000 shares of Common Stock authorized for awards under the Plan, was revised on April 28, 2010 to increase the shares of Common Stock authorized under the Plan to 800,000, and was again revised on March 7, 2012 to 1,550,000.  On May 9, 2012, the Plan was revised to increase the compensation paid to Non-Employee members of the Board of Directors.  On March 14, 2014, the Board approved, subject to shareholder approval at the Annual Meeting of Shareholders on May 28, 2014, an amendment to increase the shares of Common Stock authorized under the Plan to 3,550,000.

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(r)            “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer or Inside Director.  The Administrator shall determine whether or not the Chairman of the Board qualifies as an “Employee.”  Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Grantee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(s)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)             “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

 i.           if, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.  If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

 ii.           if, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.

(u)            “Grant Date” means, for all purposes, the date on which the Administrator approves the grant of an Award, or such later date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Grantee’s employment relationship with the Company.

(v)            “Grantee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(w)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)            “Insider Director” means a Director who is an Employee.

(y)            “Nasdaq” means the Nasdaq Stock Market or its successor.

(z)            “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary and who is deemed to be an “independent director” as determined by the Board.

(aa)          “Non-Employee Director Annual Grant” shall mean an award of 20,000 shares of Nonstatutory Stock Options to purchase Common Stock.

(bb)         “Non-Employee Director Grant Date” shall mean January 5 of the applicable year (or the following business day if January 5 is not a business day).

(cc)          “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

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(dd)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)          “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(ff)           “Option Exchange Program” means any program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price, including a program in which the only change made to such Awards is to lower the exercise price.

(gg)         “Outside Director” means a Director who is not an Employee.

(hh)         “Ownership Change Event” means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

(ii)            “Participant” means the Grantee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(jj)            “Plan” means this 2008 Equity Incentive Plan.

(kk)          “Qualifying Performance Criteria” shall have the meaning set forth in Section 12(b) of the Plan.

(ll)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(mm)        “Stock Appreciation Right” means a right to receive cash or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.

(nn)         “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement, or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(oo)         “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(pp)         “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

 (qq)        “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator.  However, for Incentive Stock Option purposes, Termination of Employment will occur when the Grantee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries.  The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

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(rr)           “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.             Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 3,550,000 shares of Common Stock, of which 200,000 shares shall be available for the grant of Incentive Stock Option.  Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan.  If a Grantee pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall become available for re-issuance thereafter under the Plan.  The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

4.             Administration of the Plan.

(a)           Procedure.

i.            Multiple Administrative Bodies.  The Plan shall be administered by the Board, a Committee or their delegates.

ii.           Section 162.  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii.          Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv.          Other Administration.  The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v.           Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

vi.          Stock Exchange Compliance. The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b)           Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i.           to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii.           to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

5

iii.          to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iv.          to approve forms of Award Agreements for use under the Plan;

v.           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi.          to correct administrative errors;

vii.         to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii.        to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix.          to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x.           to modify or amend each Award, including, but not limited to, the acceleration of vesting or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi.          to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii.         to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction.  The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options.  Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii.        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv.        to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

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xv.         to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

xvi.        to initiate an Option Exchange Program, including to reduce the exercise price of any Option or Stock Appreciation Right to the then-current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted; and

xvii.       to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)           Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.             Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.             Term of Plan.

 The Plan shall become effective on the Effective Date.  It shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by shareholders of the Company unless terminated earlier under Section 15 of the Plan, provided however that in the absence of the approval by shareholders of the Company of an amendment to add shares to the Plan, no Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is approved by the shareholders of the Company.  The Board amended and restated the Plan on December 30, 2009, March 10, 2010 and March 7, 2012 to, among other things, increase the amount of shares authorized for Awards under the Plan.

7.            Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement.  In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10½) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

8.            Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Grantee or within the control of others.

(a)            Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

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(b)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i.           In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii.           In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii.           Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

(c)           Vesting Period and Exercise Dates.  Options granted under this Plan shall vest or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator.  The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time or such performance requirements as deemed appropriate by the Administrator, or to grant fully vested Options.  At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i.            cash;

ii.           check or wire transfer (denominated in U.S. Dollars);

iii.          subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv.          consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v.           cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

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vi.          such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii.         any combination of the foregoing methods of payment.

(e)           Effect of Termination on Options.

i.           Generally.  Unless otherwise provided for by the Administrator and except as provided in Section 26 (Non-Employee Director Option Grant), upon a Grantee’s Termination of Employment other than as a result of circumstances described in Sections 8(e)(ii), (iii) and (iv) below, all outstanding Options granted to such Grantee that were vested and exercisable as of the date of the Grantee’s Termination of Employment may be exercised by the Grantee until the earlier of (A) three (3) months following Grantee’s Termination of Employment or (B) the expiration of the term of such Option; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Grantee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. T o the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Grantee has not exercised it within such period.

ii.           Disability of Grantee.  Unless otherwise provided for by the Administrator and except as provided in Section 26 (Non-Employee Director Option Grant), upon a Grantee’s Termination of Employment as a result of the Grantee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Grantee that were vested and exercisable as of the date of the Grantee’s Termination of Employment may be exercised by the Grantee until the earlier of (A) six (6) months following Grantee’s Termination of Employment as a result of Grantee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option.  If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii.          Death of Grantee.  Unless otherwise provided for by the Administrator, upon a Grantee’s Termination of Employment as a result of the Grantee’s death, all outstanding Options granted to such Grantee that were vested and exercisable as of the date of the Grantee’s death may be exercised until the earlier of (A) twelve (12) months following the Grantee’s death or (B) the expiration of the term of such Option.  If an Option is held by the Grantee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Grantee (as provided in Section 16 of the Plan), the executor or administrator of the Grantee’s estate or, if none, by the person(s) entitled to exercise the Option under the Grantee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such.  If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.  The Grantee’s service shall be deemed to have terminated on account of death if the Grantee dies within three (3) months (or such longer period as determined by the Administrator, in its discretion) after the Grantee’s Termination of Employment.

iv.          Termination for Cause.  The Administrator has the authority to cause all outstanding Awards held by a Grantee to terminate immediately in their entirety (including as to vested Options) upon first notification to the Grantee of the Grantee’s Termination of Employment for Cause.  If a Grantee’s employment or consulting relationship with the Company is suspended pending an investigation of whether the Grantee shall be terminated for Cause, the Administrator has the authority to cause all the Grantee’s rights under all outstanding Awards to be suspended during the investigation period in which event the Grantee shall have no right to exercise any outstanding Awards.

v.           Other Terminations of Employment.  The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Grantee than that specified above.

vi.          Extension of Exercise Period.  The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Grantee’s Termination of Employment from the periods set forth in Sections 8(e)(i),(ii) and (iii) above or in the Option Agreement to such greater time as the Administrator shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

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vii.         Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 8(e) above or in the Option Agreement is prevented by Section 18 below, the Option shall remain exercisable until thirty (30) days after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Option expiration date.

viii.        Extension if Subject to Section 16(b).  Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 8(e) above or in the Option Agreement would subject the Grantee to a suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of shares by the Grantee would no longer be subject to suit, (ii) the one hundred ninetieth (190th) day after Grantee’s Termination of Employment, or (iii) the Option expiration date.

(f)           Leave of Absence.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Grantee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Grantee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Grantee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

9.             Incentive Stock Option Limitations/Terms.

(a)           Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b)           $100,000 Limitation.  Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)           Transferability.  An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Grantee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Grantee, may only be exercised by the Grantee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by a Grantee will not constitute a transfer.

(d)           Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e)           Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

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10.           Exercise of Option.

(a)           Procedure for Exercise.

i.           Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii.           An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes (if any).

iii.          An Option may not be exercised for a fraction of a Share.

(b)           Rights as a Shareholder.  The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11.           Stock Awards.

(a)           Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)           Restrictions and Performance Criteria.  The grant, issuance, retention, settlement or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations or completion of service by the Grantee.  Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c)           Forfeiture.  Unless otherwise provided for by the Administrator, upon the Grantee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d)           Rights as a Shareholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.  Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual shareholder.

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 (e)          Stock Appreciation Rights.

i.           General.  Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan.  The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii.           Exercise of Stock Appreciation Right.  Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement.  A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant.  A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii.          Nonassignability of Stock Appreciation Rights.  Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12.          Cash Awards.

(a)           Cash Award.  Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Grantee as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.  The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Grantee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $1,000,000.

(b)           Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance or personal performance evaluations. The Committee may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c)           Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Grantee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Grantee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

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(d)           Termination of Employment.  The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death, or (iii) otherwise shall have on any Cash Award.

13.          Other Provisions Applicable to Awards.

(a)           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution.  Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to a Grantee’s family member or any other person or entity as it deems appropriate.  If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)           Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria.  The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c)           Certification.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)           Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)           Tax Withholding Obligation.  As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

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(f)           Compliance with Section 409A.  Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, “Authority”).  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A or any Authority is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A or any Authority) or, if earlier, the date of the Participant’s death.

(g)           Deferral of Award Benefits.  The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards.  Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program.  Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A or any Authority, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A or any Authority.

14.          Adjustments upon Changes in Capitalization, Dissolution, or Change in Control

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and the share limit set forth in Section 3, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Grantee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

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(c)           Change in Control.  In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(a)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction. The treatment of Cash Awards in a transaction governed by this Section 14(c) shall be governed by the applicable Award Agreement.

15.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law.  To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the shareholders.  In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

i.           materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan; or

ii.          change the class of persons eligible to receive Awards under the Plan.

Notwithstanding the above, the Administrator may issue conditional Award Agreements subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law.

(b)           Effect of Amendment or Termination.  No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B).  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)           Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.  The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Grantee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

15

16.           Designation of Beneficiary.

(a)           A Grantee may file a written designation of a beneficiary who is to receive the Grantee’s rights pursuant to Grantee’s Award or the Grantee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.  To the extent that Grantee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Grantee to the extent enforceable under Applicable Law.

(b)           Such designation of beneficiary may be changed by the Grantee at any time by written notice.  In the event of the death of a Grantee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Grantee’s death, the Company shall allow the executor or administrator of the estate of the Grantee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Grantee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17.           No Right to Awards or to Employment.  No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Grantee the right to continue in the employ or service of the Company or its Affiliates.  Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Grantee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.           Legal Compliance.  Subject to Section 22, Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.           Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21.           Governing Law; Interpretation of Plan and Awards.

(a)           To the extent not otherwise governed by mandatory provisions of the Code, the securities laws of the United States, or the Employee Retirement Income Security Act of 1974, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of New York.

(b)           In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)           The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)           The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)           All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. Subject to the claims procedure set forth in Section 25, if the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision.  The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious.  This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Grantee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

16

(f)            Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator.  The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board.  The arbitrator shall be an individual who is an attorney licensed to practice law in the State of New York. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association.  Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive.  The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association.  The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22.           Limitation on Liability.  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, a Grantee or any other persons as to:

(a)           The Non-Issuance of Shares.  The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)           Tax Consequences.  Any tax consequence realized by any Participant, Employee, Grantee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder.  The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c)           Forfeiture.  The requirement that a Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23.           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

17

24.          Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Grantees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

25.          Claims Procedure.

(a)           In the event the Company fails to make any payments under the Plan as agreed, to obtain payment under the Plan, the Participant must file a written claim with the Company on such forms as shall be furnished to him by the Company.  If a claim for payment is denied by the Company, in whole or in part, the Company shall provide adequate notice in writing to the Participant within ninety (90) days after receipt of the claim unless special circumstances require an extension of time for processing the claim.  If such an extension of time for processing is required, written notice indicating the special circumstances and the date by which a final decision is expected to be rendered shall be furnished to the Participant. In no event shall the period of extension exceed one hundred eighty (180) days after receipt of the claim.  The notice of denial of the claim shall set forth:  (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Agreement on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a statement that any appeal of the denial must be made by giving to the Company, within sixty (60) days after receipt of the notice of the denial, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim.  The Participant may review pertinent documents and submit issues and comments in writing to the Company.  If the Participant fails to appeal such action to the Company in writing within the prescribed period of time, the Company’s adverse determination shall be final, binding and conclusive.

(b)           If the Participant appeals the denial of a claim for payment within the appropriate time, the Participant must submit the notice of appeal and all relevant materials to the Administrator.  The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.  The decision of the Administrator shall be made within sixty (60) days after the receipt of the notice of appeal, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review.  If such an extension of time is required, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension.  The decision of the Administrator shall be in writing, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the provisions of the Plan on which the decision is based and shall be promptly furnished to the Participant.

26.           Non-Employee Director Option Grant.  The provisions of this Section 26 shall apply only to certain grants of Options to Non-Employee Directors, as provided below.  Except as set forth in this Section 26 the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.  For purposes of interpreting Section 8 of the Plan and this Section 26, a Non-Employee Director’s service as a member of the Board or the board of directors of any Subsidiary shall be deemed to be employment with the Company.

(a)           General.  Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 26.

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(b)           Initial Grants of Options.  A Non-Employee Director who first becomes a Non-Employee Director shall receive a pro-rata amount (based on projected partial or whole months of service to the following Non-Employee Director Grant Date) of a Non-Employee Director Annual Grant on his date of appointment as a Non-Employee Director.  A Non-Employee Director who first becomes the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and/or the Chairman of the Nominating and Corporate Governance Committee on or after January 5, 2013 shall receive a pro-rata amount (based on projected partial or whole months of service to the following Non-Employee Director Grant Date) of the applicable grant or grants of options described in Section 26(c) on his date of appointment as the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and/or the Chairman of the Nominating and Corporate Governance Committee.  The Options granted under this paragraph shall be granted without action by the Administrator.

(c)           Annual Grants of Options.  On each Non-Employee Director Grant Date, each Non-Employee Director shall receive a Non-Employee Director Annual Grant.  On each Non-Employee Director Grant Date on or after January 5, 2013, if the Chairman of the Board is a Non-Employee Director, the Chairman of the Board shall receive an award of a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock.  On each Non-Employee Director Grant Date on or after January 5, 2013, the Chairman of the Audit Committee shall receive an award of a Nonstatutory Stock Options to purchase 10,000 shares of Common Stock.  On each Non-Employee Director Grant Date on or after January 5, 2013, the Chairman of the Compensation Committee shall receive an award of a Nonstatutory Stock Options to purchase 7,500 shares of Common Stock.  On each Non-Employee Director Grant Date on or after January 5, 2013, the Chairman of the Nominating and Corporate Governance Committee shall receive an award of a Nonstatutory Stock Options to purchase 7,500 shares of Common Stock.  The Options granted under this paragraph shall be granted without action by the Administrator, and shall have an exercise price equal to the Fair Market Value on the date of grant.

(d)          Vesting of Options.  Options granted under this Section 26 shall be fully vested on the date of grant.

(e)           Duration.  Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option and (ii) the first anniversary of the Non-Employee Director’s termination of service as a member of the Board, other than termination for Cause, and in such event Section 8(e)(iv) shall apply.

19

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)             On June 2, 2014, Molly Hedges submitted her resignation as the Chief Financial Officer and Treasurer of Arista Power, Inc. (the “Company”), effective June 13, 2014.

(c)             On June 6, 2014, the Board of Directors of Arista Power named Stephen Brown as the Acting Chief Financial Officer and Treasurer of Arista Power, effective June 16, 2014.  Upon joining the Company, Mr. Brown will be the Company’s Principal Financial Officer and Principal Accounting Officer.  Mr. Brown, age 58, will report to Arista Power’s Chief Operating Officer, Adeeb Saba.

                 There is no arrangement or understanding between Mr. Brown and any other person, pursuant to which Mr. Brown is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no familial relationship between Mr. Brown and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described herein, Mr. Brown is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

                  Steve Brown served as several executive positions including as Chief Financial Officer for IDT Corporation (NYSE: IDT) from April 1995 to January 2009 in which he oversaw the financial end of taking the start-up telecommunications company public and guided it through the spin-offs of two subsidiaries, various public offerings and bank facilities. During his tenure at IDT, Mr. Brown also served on IDT’s Board of Directors for six years, and on the Board of Net2Phone Inc. (NASDAQ:  NTOP) for five years. Mr. Brown was also the founder and chairman of IDT Entertainment Inc., a movie studio and media subsidiary that IDT sold for a profit in excess of $225 million.  From 2009 to present, Steve is a managing partner of The Mcguffin Group Financial, a financial consulting firm concentrating on advising early stage companies. Clients served include Cardis Enterprises International, Hyperactive, Xsovt Brands Inc. and NJR Medical Inc. Steve also is a partner in an accounting and tax practice, Brown, Brown and Associates. Steve is a licensed certified public accountant and a member of the Academy of Television Arts and Sciences and serves on the Board of Directors for several educational institutions including serving on the Board of Governors for Touro College.  Mr. Brown received a B.A. degree in Economics from Yeshiva University and a B.B.A. degree in Business and Accounting from Baruch College.

                  With the exception of the Arista Power 2008 Equity Incentive Plan, as amended and restated (the “2008 Plan”), and the below-described grant of restricted common stock and stock options to purchase common stock of Arista Power, there is no material plan, contract or arrangement to which Mr. Brown is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his appointment as Acting Chief Financial Officer and Treasurer.

                  Mr. Brown will be paid an annual salary of $78,000 per year.  On his start date of June 16, 2014, Mr. Brown will be awarded pursuant to the terms and conditions of the 2008 Plan:  (1) 50,000 shares of the Company’s restricted common stock with 10,000 of such restricted shares vesting immediately and 40,000 of such restricted shares vesting in six months; and (2) 350,000 stock options with 50,000 of such options vesting immediately, 50,000 of such stock options vesting every six months after the Mr. Brown’s start date for the next 24 months, 25,000 of such options vesting 30 months after Mr. Brown’s start date and 75,000 of such options vesting if Mr. Brown is named Chief Financial Officer of the Company.  All of the above-referenced shares of restricted stock and stock options will vest in full upon any of the following:  (a) the Company consummating fundraising in an amount of no less than $3,000,000; (b) the Company entering into a line of credit to finance its system in an amount of no less than $3,000,000; and (c) the investment by a strategic investor in an amount of no less than $1,000,000.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: June 6, 2014

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

On June 19, 2014, Arista Power, Inc. (the “Company”) entered into an Agreement (the “Termination Agreement”) with Sunrise Securities Corp. (“Sunrise Securities”) and Sunrise Financial Group, Inc. (“Sunrise Financial”) that terminated, effective immediately (1) an agreement, dated May 21, 2013, between the Company and Sunrise Securities (the “Financial Advisory Agreement”) and (2) an agreement, dated May 21, 2013, between the Company and Sunrise Financial (the “Strategic Advisory Agreement”).

Pursuant to the Financial Advisory Agreement, if Sunrise Securities raised at least $1.0 million in funding for the Company, Sunrise Securities would have become the exclusive investment banker during the term of the Financial Advisory Agreement.  Pursuant to the Strategic Advisory Agreement, Sunrise Financial agreed to act as a Strategic Advisor to the Company and Sunrise Financial agreed to provide the Company introductions to building owners and managers for purposes of selling Arista’s products and services including its “Power on Demand” system.  Compensation to Sunrise Financial pursuant to the Strategic Advisory Agreement included:  (1) an annual fee, payable in shares of Common Stock of the Company; (2) a commission on each sale of a Company system to an entity introduced to the Company by Sunrise Financial; and (3) warrants to purchase shares of the fully diluted Common Stock of the Company at a price of $0.73 per share.

Pursuant to the Termination Agreement, Sunrise Financial agreed to return to the Company for cancellation (1) all shares of Common Stock of the Company issued to it as compensation of its annual fee, which consisted of 200,000 shares and (2) all warrants that were issued to it pursuant to the Strategic Advisory Agreement.

The foregoing description and the transactions completed in connection therewith do not purport to be complete and are qualified in their entirety by the full text of the Termination Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
10.1	Agreement, dated June 19, 2014, between Arista Power, Inc. and Sunrise Securities Corp. and Sunrise Financial Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: June 25, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement, dated June 19, 2014, between Arista Power, Inc. and Sunrise Securities Corp. and Sunrise Financial Group, Inc.

Exhibit 10.1

ARISTA POWER, INC.
1999 Mt. Read Boulevard
Rochester, NY   14615

June 19, 2014

Sunrise Financial Group, Inc.
600 Lexington Avenue
23rd Floor
New York, New York 10022
Attention: Nathan Low

Sunrise Securities Corp.
600 Lexington Avenue
23rd Floor
New York, New York 10022
Attention: Nathan Low

Dear Sirs,

Reference is made to (1) that certain letter agreement, dated May 21, 2013, between Sunrise Financial Group, Inc. (“Sunrise Financial”) and Arista Power, Inc. (“Arista”) as amended on July 19, 2013 regarding the provision of certain advisory and related services by Sunrise Financial to Arista (the “Advisory Agreement”), a copy of which is attached hereto as Exhibit A and (2) that certain letter agreement, dated May 21, 2013, between Sunrise Securities Corp. (“Sunrise Securities”) and Arista regarding the provision of certain financial advisory and related services by Sunrise to Arista (the “Financing Agreement”), a copy of which is attached hereto as Exhibit B.

For good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Arista, Sunrise Financial and Sunrise Securities hereby agree as follows

1.	Termination of Agreements.

a.	Arista and Sunrise Financial hereby terminate and cancel the Advisory Agreement, effective the date first written above.

b.	Arista and Sunrise Securities hereby terminate and cancel the Financing Agreement, effective the date first written above.

c.
Without limiting anything contained in Sections 2, 3 and 4 below, neither Sunrise Securities nor Sunrise Financial shall be entitled to any consideration, compensation, fees, commissions, reimbursements, or remuneration of any kind, from Arista or from any other person or entity, for future, present or past services, referrals or otherwise pursuant to the Advisory Agreement and/or the Financing Agreement.

2.	Cancellation of Arista Common Stock; Termination of Annual Fee.

a.
Sunrise Financial hereby agrees to the cancellation, effective the date first written above, of the 200,000 shares of common stock of Arista that were issued by Arista to Sunrise Financial, subject to applicable vesting provisions as provided in the Advisory Agreement, as the First Year Fee (as defined in the Advisory Agreement) pursuant to the Advisory Agreement.  Sunrise Financial hereby agrees to return to Arista, within five business days of the date first written above, certificate number AP 2348 representing 166,667 shares of common stock Arista.  Arista hereby agrees to cancel such 166,667 shares promptly after receipt of certificate AP 2348, and Sunrise Financial agrees to such cancellation.  Sunrise Financial expressly agrees that it is not entitled to any shares of common stock of Arista issued or to be issued under the Advisory Agreement or otherwise.

b.	Sunrise Financial hereby agrees that it is not entitled to, and shall not receive, any Annual Fees (as defined in the Advisory Agreement) for any period.

Sunrise Financial Group, Inc.
Sunrise Securities Corp.
June 19, 2014

3.
Cancellation of Warrant to Purchase Common Stock by Sunrise Financial.  Sunrise Financial hereby agrees to the cancellation, effective the date first written above, of the Warrant issued or issuable to it pursuant to Section II.3 of the Advisory Agreement.

4.	Mutual Releases.

a.
Arista hereby releases and discharges Sunrise Financial, Sunrise Financial’s current and former heirs, executors, administrators, successors, trustees, assigns, transferees, current and former officers, current and former directors, shareholders, affiliates, employees, consultants and agents (in their individual and representative capacities) from any and all actions, causes of action, liability, suits, controversies, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Sunrise Financial, which Arista, Arista’s heirs, executors, administrators, successors, trustees, assigns, transferees, officers, directors, shareholders, affiliates, employees, companies controlled by it and agents ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above, in each such case, relating to the Advisory Agreement, the Financing Agreement, any discussions, agreements or understandings (whether oral or written) related to the Advisory Agreement and/or the Financing Agreement and/or any relationship that may be deemed to exist or have existed related to the Advisory Agreement and/or the Financing Agreement.

b.
Arista hereby releases and discharges Sunrise Securities, Sunrise Securities’ current and former heirs, executors, administrators, successors, trustees, assigns, transferees, current and former officers, current and former directors, shareholders, affiliates, employees, consultants and agents (in their individual and representative capacities) from any and all actions, causes of action, liability, suits, controversies, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Sunrise Securities, which Arista, Arista’s heirs, executors, administrators, successors, trustees, assigns, transferees, officers, directors, shareholders, affiliates, employees, companies controlled by it and agents ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above, in each such case, relating to the Advisory Agreement, the Financing Agreement, any discussions, agreements or understandings related to the Advisory Agreement and/or the Financing Agreement and/or any relationship that may (whether oral or written) be deemed to exist or have existed related to the Advisory Agreement and/or the Financing Agreement.

c.
Sunrise Financial hereby releases and discharges Arista, Arista’s current and former heirs, executors, administrators, successors, trustees, assigns, transferees, current and former officers, current and former directors, shareholders, affiliates, employees, consultants and agents (in their individual and representative capacities) from any and all actions, causes of action, liability, suits, controversies, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Arista, which Sunrise Financial, Sunrise Financial’s heirs, executors, administrators, successors, trustees, assigns, transferees, officers, directors, shareholders, affiliates, employees, companies controlled by it and agents ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above, in each such case, relating to the Advisory Agreement, the Financing Agreement, any discussions, agreements or understandings (whether oral or written) related to the Advisory Agreement and/or the Financing Agreement and/or any relationship that may be deemed to exist or have existed related to the Advisory Agreement and/or the Financing Agreement.

Sunrise Financial Group, Inc.
Sunrise Securities Corp.
June 19, 2014

d.
Sunrise Securities hereby releases and discharges Arista, Arista’s current and former heirs, executors, administrators, successors, trustees, assigns, transferees, current and former officers, current and former directors, shareholders, affiliates, employees, consultants and agents (in their individual and representative capacities) from any and all actions, causes of action, liability, suits, controversies, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Arista, which Sunrise Securities, Sunrise Securities’ heirs, executors, administrators, successors, trustees, assigns, transferees, officers, directors, shareholders, affiliates, employees, companies controlled by it and agents ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above, in each such case, relating to the Advisory Agreement, the Financing Agreement, any discussions, agreements or understandings (whether oral or written) related to the Advisory Agreement and/or the Financing Agreement and/or any relationship that may be deemed to exist or have existed related to the Advisory Agreement and/or the Financing Agreement.

5.	Miscellaneous.

a.
This letter agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This letter agreement may also be delivered via fax or e-mail (PDF format) transmission, which shall be deemed an original.

b.
The parties hereto have read this letter agreement and the releases contained herein and, on advice of counsel, have freely and voluntarily entered into this letter agreement with full understanding of its terms.

c.
Any provision of this letter agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

d.
This letter agreement constitutes the entire agreement between Arista and Sunrise Securities and the entire agreement between Arista and Sunrise Financial with respect to the matters set forth herein and supersede all prior and contemporaneous discussions, agreements and understandings, oral or written, with respect to the matters covered herein and therein.  No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby.

e.
All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this letter agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

Sunrise Financial Group, Inc.
Sunrise Securities Corp.
June 19, 2014

Please indicate your agreement to the provisions of this letter agreement as set forth above by signing, dating and returning to us the enclosed copy of this letter, whereupon this letter agreement shall constitute a binding agreement between us.

Sincerely, ARISTA POWER INC. By: /s/ William A. Schmitz Name: William A. Schmitz Title: Chief Executive Officer

Confirmed and agreed to this 19th day of June, 2014:

SUNRISE FINANCIAL GROUP, INC.

By:    /s/ Nathan Low
Name:
Title:

Confirmed and Agreed to this 19th day of June, 2014:

SUNRISE SECURITIES CORP.

By:    /s/ Nathan Low
Name:
Title:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2014

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 001-53510

ARISTA POWER, INC.

(Exact name of Registrant as specified in its charter)

New York	16-1610794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1999 Mount Read Blvd
Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040

(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant has been required to submit and post such files).
Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 14, 2014 the Registrant had outstanding 20,236,556 shares of common stock, $0.002 par value per share and 1,415 shares of Series A Convertible Preferred Stock, $0.002 par value per share.

ARISTA POWER INC.

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements and Notes

ARISTA POWER, INC.

Condensed Balance Sheets (Unaudited)

	June 30 2014	December 31, 2013

ASSETS
Current assets
Cash	$807,157	$297,385
Accounts Receivable (less allowance for doubtful accounts of $0 at June 30, 2014 and December 31,2013)	26,184	265,245
Prepaid expenses and other current assets	97,739	232,570
Inventory	496,313	496,313
Deferred debt discount	820,750	820,750
Total current assets	2,248,143	2,112,263
Other assets	150,350	172,362
Intangible assets, net	24,299	25,305
Property and equipment, net	45,128	69,555
Total assets	$2,467,920	$2,379,485

Current liabilities
Accounts payable	$581,076	$1,175,221
Borrowings under line of credit, net of debt discount	855,516	684,994
Customer deposits	37,953	19,000
Accrued payroll	64,420	146,465
Deferred revenue	194,102	63,311
Accrued warranty costs	142,504	140,074
Accrued liabilities	433,139	496,011
Accrued loss contract	421,621	519,092
Accrued dividends	31,387	0
Derivative liabilities, short term	0	13,200
Current portion of long term debt	10,473	11,782
Total current liabilities	2,772,191	3,269,150
Long term liabilities
Long term debt	12,252	16,169
Derivative liabilities	1,705,766	762,396
Total long term liabilities	1,718,018	778,565
Total liabilities	4,490,209	4,047,715

Stockholders' (deficit)
Preferred stock, 5,000,000 shares authorized, $0.002 par value; 1,415 and 0 issued
and outstanding at June 30, 2014 or December 31, 2013	3	0
Common stock, 500,000,000 shares authorized, $0.002 par value; 19,892,264 and 17,993,694 shares issued
and outstanding at June 30, 2014 and December 31, 2013, respectively	39,784	35,987
Additional paid-in capital	23,896,754	25,330,474
Deficit accumulated	(25,958,830)	(27,034,691)

Total stockholders' (deficit)	(2,022,289)	(1,668,230)
Total liabilities and stockholders' deficit	$2,467,920	$2,379,485

1

ARISTA POWER, INC.

Condensed Statements of Operations (Unaudited)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

Sales	$161,574	$328,617	$291,444	$437,260
Cost of Goods Sold	135,667	324,614	230,550	521,845
Gross Margin/(Loss)	25,907	4,003	60,894	(84,585)
Operating Expenses:
Research and development expenses	0	130,164	22,517	256,702
Selling, general and administrative expenses	297,667	631,131	826,479	1,365,261
Total expenses	297,667	761,295	848,996	1,621,963
Loss from operations	(271,760)	(757,292)	(788,102)	(1,706,548)
Non-operating revenue/(expense)
Interest expense	(112,097)	(181,109)	(224,519)	(405,930)
Unrealized gain (loss) on change in fair value of derivative liabilities	2,212,006	(18,570)	2,090,356	(18,570)
Net loss before income taxes	1,828,149	(956,971)	1,077,735	(2,131,048)
Income taxes (credits)	0	(103,971)	1,875	(103,471)
Net income (loss)	$1,828,149	$(853,000)	$1,075,860	$(2,027,577)
Less preferred stock dividends	(54,269)	0	(54,269)	0
Net Income (loss) available to common shareholders	1,773,880	(853,000)	1,021,591	(2,027,577)
Net income (loss) per common share – basic	$0.09	$(0.07)	$0.05	$(0.16)
Weighted average number of common shares
outstanding – basic	20,003,281	12,918,138	19,247,686	12,797,517
Net income (loss) per common share – diluted	$0.06	$(0.07)	$0.04	$(0.16)
Weighted average number of common shares
outstanding – diluted	29,911,001	12,918,138	23,065,044	12,797,517

2

ARISTA POWER, INC.

Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Operating activities
Net income (loss)	$1,075,860	$(2,027,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation expense	24,303	33,403
Stock-based compensation	111,994	539,391
Amortization of prepaid warrants for rent, non-cash	22,012	0
Amortization of prepaid warrants for consulting, non-cash	157,593	0
Stock issued for rent and services	0	100,488
Amortization of debt discount	170,522	354,554
Impairment of intangible assets	0	3,699
Issuance of warrants for services	0	51,115
Change in derivative liability	(2,090,356)	18,570
Gain on sale of equipment	(4,870)	0
Changes in operating assets and liabilities :
(Increase) in prepaid expenses and other current assets	(22,762)	367,636
Decrease (increase) in trade accounts receivable	239,061	(72,437)
Decrease in inventory	0	48,287
Increase in customer deposits	18,953	(32,631)
Increase (Decrease) in deferred revenue	130,791	60,695
(Decrease) in accrued loss contract	(97,471)	0
Increase (Decrease) in trade accounts payable and accrued liabilities	(620,632)	212,101
Net cash provided by/(used in) operating activities	(885,002)	(342,706)

Financing activities
Proceeds from issuance of preferred stock	1,500,000	0
Stock offering costs paid	(100,000)	0
Borrowings on line of credit	0	270,000
Payments on debt	(5,226)	(5,046)
Net cash provided by financing activities	1,394,774	264,954

Increase/(decrease) in cash	509,772	(77,752)

Cash - beginning of period	297,385	78,253

Cash - end of period	$807,157	$501

Supplemental Information:
Income Taxes Paid/(Tax credits received)	$1,875	$(103,971)
Interest Paid	$2,670	$1,511
Non-cash investing and financing activities:
Warrant derivative liability incurred with preferred stock offering	$3,020,526	$0
Preferred stock	$(2,868,750)	$0
Additional warrants	$(151,776)	$0
Stock issued for accounts payable and accrued expenses	$110,000	$157,903
Application of deferred debt discount	$0	$270,000
Warrants issued for prepaid rent	$0	$555,844
Payment of accrued dividend with common stock	$22,881	$0
Transfer of property for accounts payable	$6,000	$0

3

ARISTA POWER, INC.

Statement of Stockholders’ (Deficit)
(Unaudited)

	Number of Shares		Par Value		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
	Common	Preferred	Common	Preferred
Balance, December 31, 2013	$17,993,694	$0	$35,987	$0	$25,330,474	$(27,034,691)	$(1,668,230)
Issuance of convertible preferred stock for cash		1,500		3	1,499,997		1,500,000
Stock offering costs					(100,000)		(100,000)
Issuance of warrants with private placement					(2,868,750)		(2,868,750)
Issuance of common stock and warrants for antidilution clause	1,255,000		2,510		(154,286)		(151,776)
Stock options and stock compensation					70,954		70,954
Net loss for quarter						(752,288)	(752,288)
	—	—	—	—	—	—	—
Balance, March 31, 2014	19,248,694	1,500	38,497	3	23,778,389	(27,786,979)	(3,970,090)
Issuance of shares for legal services	440,000		880		109,120		110,000
Conversion of Preferred shares to Common Shares	560,237	(85)	1,120		21,761		22,881
Stock options and stock compensation	10,000		20		41,020		41,040
Retirement of Shares	(366,667)		(733)		733		0
Declared Dividend on Preferred Shares					(54,269)		(54,269)
Net income for quarter						1,828,149	1,828,149
	$19,892,264	$1,415	$39,784	$3	$23,896,754	$(25,958,830)	$(2,022,289)

4

ARISTA POWER, INC.

Notes to the Financial Statements

Six-Month Period ended June 30, 2014

(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

Arista Power, Inc. (the “Company”) was incorporated on March 30, 2001 in the State of New York as Future Energy Solutions, Inc. and in November 2008 changed its name to WindTamer Corporation. In May 2011, the Company changed its name to Arista Power, Inc. The name change more accurately reflects the broadening of the Company’s focus beyond the WindTamer® brand and entry into areas within the energy storage and power management industries.

The Company is a developer, integrator, and supplier of custom-designed power management systems, and a supplier, designer and installer of solar energy systems.  The Company’s patent-pending Power on Demand system utilizes inputs from multiple energy sources including solar, wind, fuel cells, generators, and the grid, in conjunction with a custom-designed battery storage system and a proprietary smart monitoring technology that releases energy at optimal times to reduce electricity costs for large energy users. The Company also designs, sells and installs residential and commercial solar PV systems.

Basis of Preparation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information required by GAAP for complete annual financial statement presentation.

In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results of operations have been included in the accompanying unaudited condensed financial statements.  Operating results for the three months and six month periods ended June 30, 2014 are not necessarily indicative of the results to be expected for other interim periods or the full fiscal year.  These financial statements should be read in conjunction with the financial statements and accompanying notes contained in the Arista Power Form 10-K for the fiscal year ended December 31, 2013.

Method of Accounting

The accompanying financial statements have been prepared in accordance with GAAP.  Arista Power maintains its books and prepares its financial statements on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers all short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.  The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits.  The Company believes it is not exposed to any significant credit risk as a result of any non-performance by the financial institutions.

5

Accounts Receivable

Accounts receivable represents amounts due from customers in the ordinary course of business, based upon invoiced amounts, net of any allowance for doubtful accounts.  We evaluate accounts receivable quarterly on a specific account basis to determine the need to an allowance for doubtful account reserve.  As of June 30, 2014 and December 31, 2013, the allowance for doubtful accounts was $0.

Inventory

Inventory consists primarily of parts and subassemblies for Power on Demand systems, solar photovoltaic (“PV”) systems, and is stated at the lower of cost or market value.  The Company capitalizes applicable direct and indirect costs incurred in the Company’s manufacturing operations to bring its products to a sellable state.  The inventory as of June 30, 2014 consisted of raw materials amounting to $346,014 and work-in-process amounting to $150,299.  Inventory is reviewed quarterly to determine the need for an excess and obsolete inventory reserve.  As of June 30, 2014 and December 31, 2013, no reserve was necessary.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is on a straight line basis over the shorter of the estimated useful lives or the related lease for leasehold improvements.  Leasehold improvements for space leased on a month-to-month basis are expensed when incurred.  Expenditures for renewals and betterments are capitalized.  Expenditures for minor items, repairs and maintenance are charged to operations as incurred.  Any gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Intangible Assets

Intangible assets consist of costs associated with the application and acquisition of the Company’s patents.  Patent application costs are capitalized and amortized over the estimated useful life of the patent, which generally approximates its legal life. For the three and six months ended June 30, 2013, trademark costs totaling $0 and $3,396, respectfully relating to the Company’s WindTamer® trademark were impaired, while no intangible assets were impaired for the six and three months ended June 30, 2014.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset, including its ultimate disposition.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.   For the six and three months ended June 30, 2014 and 2013, no assets were impaired.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity.

6

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied:  (1) there is persuasive evidence of an arrangement; (2) the service or product has been provided to the customer; (3) the sale price to be paid by the customer is fixed or determinable; and (4) the collection of the sale price is reasonably assured.  Amounts collected prior to satisfying our revenue recognition policy are reflected as customer deposits.

For research and development contracts, we recognize the revenue using the proportional effort method based upon the relationship of costs incurred to date to the total estimated cost to complete the contract. Cost elements include direct labor, materials, overhead costs and outside contractor costs.  The excess of amounts billed on a milestone basis versus the amounts recorded as revenue on a proportional effort basis is classified as deferred revenue. We provide for any loss that we expect to incur in the agreements when the loss is probable.

The Company uses contract accounting for Power on Demand system sales. Due to the limited number of these systems that have been installed to date, revenue is recognized based on the completed contract method whereby revenue and costs are deferred until the contract is completed. For contracts that contain provisions related to proceeds being paid based upon cost savings generated by the system, revenue is recorded as the costs savings are realized by and billed to the customer. If accumulated costs exceed accumulated billings at the reporting date the asset is presented net as costs of uncompleted contracts in excess of related billings. If there is a net liability it is presented as billings on uncompleted contracts in excess of related costs. We provide for any loss that we expect to incur on a contract at the time the loss is probable.

At June 30, 2014 the Company had costs of uncompleted contracts in excess of related billings totaling $217,229 ($0 as of June 30, 2013). This amount was netted with the accrued loss contract on the Company’s balance sheet.

Research and Development Costs

All costs related to research and development are expensed when incurred. Research and development costs consist of expenses associated with the development of the Company’s Power on Demand system and the Mobile Renewable Power Station.  Specifically, these costs consist of labor, materials, and consulting.

Warranty Costs

The Company’s standard warranty on each Power on Demand system, wind turbine, and solar system sold protects against defects in design, material, and workmanship under normal use for varying periods, based upon the product sold.  Several warranties have specific additional terms and conditions.  The Company provides for estimated cost of warranties at the time the revenue is recognized.  Factors that affect the warranty reserve are projected cost of repair and/or replacement, component life cycles, manufacturer’s warranty on component parts, and historical data. These estimates are reviewed quarterly and are updated as new information becomes available. The impact of any change in estimates will be taken into account when analyzing future warranty reserve requirements.

Stock-Based Compensation

The Company accounts for stock option awards granted under the Company’s Equity Incentive Plan in accordance with ASC 718. Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards.  Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture.  The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50.  Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant’s or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement, or over the specified vesting period.

Income Taxes

The Company accounts for income taxes using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

7

Basic and Diluted Loss Per Share

Basic earnings per share reflect the actual weighted average of shares issued and outstanding during the period.  Diluted earnings per share are computed including the number of additional shares that would have been outstanding if dilutive potential shares had been issued.  In a loss period, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potentially issued common shares would be anti-dilutive.

As of June 30, 2014, 1,415 shares of our Series A Convertible Preferred Stock, convertible into 7,075,000 shares of common stock, 2,477,108 stock options and 18,292,916 warrants were outstanding which, upon exercise, could dilute future earnings per share. Diluted Weighted Average Shares reflect the Company’s total weighted average shares outstanding during the period, which includes the conversion of the Series A Convertible Preferred Stock as well as any stock options or warrants in which the exercise price is below the Company’s stock trading price, less the stock that can be repurchased with funds received from such exercise.

Note 2 - Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern.  Since its formation, the Company utilized funds generated from private placement offerings and debt to fund its product development and operations and has incurred a cumulative net loss of $25,958,830 as of June 30, 2014.  The recurring losses from operations and current liquidity raise substantial doubt about the Company’s ability to continue as a going concern.  Continuation of the Company is dependent on achieving sufficiently profitable operations and obtaining additional financing.

Note 3 – Debt

On September 4, 2012, the Company entered into an unsecured loan agreement with TMK-ENT, Inc. that provided for a $500,000 working capital revolving line of credit.  Advances under the line of credit bear interest at 10% per year, payable annually. On November 13, 2012, the Company amended its loan agreement to increase the revolving line of credit from $500,000 to $750,000, and on December 21, 2012 amended its loan agreement to increase the revolving credit from $750,000 to $1,250,000.  The note matures on December 21, 2014. Borrowings under the line of credit amount to $1,018,500 as of June 30, 2014 and December 31, 2013. In conjunction with the line of credit facility, the Company issued 1,250,000 warrants to purchase the Company’s common stock at varying prices from $1.38 to $1.62 per share. The warrants vested one year from issuance and have a ten year term. The fair market value of the warrants at grant date was determined utilizing the Black Scholes option pricing model and amounted to $1,839,250. The difference between the fair market value of the warrants and draws on the line of credit is $820,750 as of June 30, 2014 and December 31, 2013, which is recorded as deferred debt discount.  The deferred debt discount will be recognized and recorded as debt discount as the Company continues to borrow against the line of credit. Debt discount costs will be recognized as the Company draws down the available line of credit, and will be amortized over the remaining term of the loan. As a result of the amortization of the debt discount, the Company expensed $170,522 and $354,554, respectively, for the six months ended June 30, 2014 and 2013 and $85,732 and $154,702 for the three months ended June 30, 2014 and 2013.

Annual maturities of debt are as follows:

2014 (includes TMK-ENT, Inc. line of credit repayment)	$1,025,056
2015	$9,540
2016	$6,629

8

Note 4 – Stockholders’ Equity

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. Stock offering costs for the private placement amounted to $100,000. Each share of Preferred Stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly. The Preferred Stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of Preferred Stock outstanding on March 31, 2017 automatically converting into common stock. The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015. In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding. Additionally, until September 30, 2015, each investor has the right to invest an amount equal to the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision. The warrants associated with this transaction were valued at their date of issue utilizing the Black-Scholes option pricing model, which amounted to $2,868,750.  The difference between the warrants valuation of $2,878,560 and the net proceeds received by the Company of $1,400,000 results in a deemed dividend of $1,468,750, which has been charged to additional paid-in-capital, as the Company has no retained earnings from which to declare a dividend.

On March 31, 2014, in conjunction with the full ratchet and anti-dilution provisions of the July and August 2013 private placement of common stock, shareholders were awarded an additional 1,255,000 shares of common stock and 612,000 warrants to purchase common stock for $0.25 per share, and the exercise price for the 3,060,000 warrants outstanding that were associated with this transaction were reduced to $0.25 per warrant.

Note 5 – Stock Based Compensation

The Company has established the 2008 Equity Incentive Plan, which is a shareholder-approved plan that permits the granting of stock options and restricted stock to employees, directors and consultants.   The 2008 Equity Incentive Plan provides for the issuance of up to 3,550,000 shares of common stock of which 50,000 shares are available for grant as Incentive Stock Options.  The exercise price for options awarded is no less than 100% of the fair market value of the common stock on the day of grant.  The options generally vest either immediately on the date of grant or one to three years from the date of grant.

For the six and three months ended June 30, 2014, the Company recorded compensation costs for options and warrants of $111,994 and $41,040 respectively, as compared to $539,391 and $176,022 for the six and three months ended June 30, 2013. For the six months ended June 30, 2013, compensation costs relating to the issuance of options and warrants amounted to $463,193 and the Company recorded an expense of $76,198 associated with the repricing of options and warrants held by a former consultant/outside counsel who is now an employee of the Company, while for the six months ended June 30, 2014, there was no expense associated with the repricing of options or warrants.

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The Company has valued the options at their date of grant utilizing the Black Scholes option pricing model.  Prior to the fourth quarter of 2009, there was not a public market for the Company shares.  Accordingly, the fair value of the underlying shares was determined based on recent transactions by the Company to sell shares to third parties and other factors determined by management to be relevant to the valuation of such shares.  Beginning in the fourth quarter of 2009, the quoted price for the Company’s shares on the OTCBB was used to value the underlying shares.  Expected volatility is based upon a weighted average historical volatility of peer companies operating in a similar industry.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options used was based on the contractual life of the option granted.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for options granted:

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013

Expected dividend yield	0%	0%
Expected stock price volatility	112%	108%
Risk-free interest rate	2.53-3.63%	2.68-2.82%
Expected life of options	10 years	.7-9.9 years

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Shares Remaining Options	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at January 1, 2014	1,386,108	$.61
Options granted during 2014	1,365,000	$.19	9.8 years	$
Options cancelled or expired during 2014	(274,000)	.56
Outstanding at June 30, 2014	2,477,108	$.38	8.8 years	$
Exercisable at June 30, 2014	703,808	$.64	6.8 years	$

For the six and three months ended June 30, 2014, the Company recorded compensation costs for options granted under the plan of $ 93,457 and $24,608, as compared to $170,060 and 9,309 for the six and three months ended June 30, 2013. Stock option grants amounted to 1,365,000 for the six months ended June 30, 2014 (140,625 for the six months ended June 30, 2013) while 210,000 options vested during that period (147,275 options vested for the six months ended June 30, 2013). There were 274,000 options cancelled or expired for the six months ended June 30, 2014, while 1,000 options were cancelled for the six months ended June 30, 2013. No options were exercised for the six months ended June 30, 2014 or June 30, 2013.

The weighted average fair value of options granted during the six months ended June 30, 2014 was $0.19 per share, compared to $1.11 per share for the six months ended June 30, 2013.

For the six months ended June 30, 2013, the Company recorded expenses totaling $13,575 associated with the repricing of 25,000 options awarded to a former consultant/outside counsel who is now an employee of the Company. No such expense was recorded for the six months ended June 30, 2014.

On December 13, 2010, the Board of Directors approved a restricted stock grant award to certain employees in lieu of future salary cash payments.  The employees forfeited salary over a twelve-week period to purchase common shares, which were valued at fair market value as of the date of grant.  The Compensation Committee of the Company’s Board of Directors have approved a change in the vesting date for restricted stock held by certain employees from April 1, 2011 to April 1, 2015. A total of 55,969 shares vested on April 1, 2011, and 118,377 shares remain outstanding and are scheduled to vest on April 1, 2015.

On March 31, 2014, Adeeb Saba was named Chief Operating Officer and the Compensation Committee awarded him 250,000 shares of restricted common stock pursuant to the Company’s 2008 Equity Incentive Plan, which will vest one half each on the first and second anniversary of the award. Compensation costs associated with this award amount to $72,500 and will be recognized over the vesting period of the stock. On May 28, 2014 the Compensation Committee awarded an employee 100,000 shares of restricted common stock pursuant to the Company’s 2008 Equity Incentive Plan, which will vest one half each on March 31, 2015 and March 31, 2016. Compensation costs associated with this award amount to $15,000 and will be recognized over the vesting period of the stock. On June 16, 2014, Stephen Brown was named as the acting Chief Financial Officer and the Compensation Committee awarded him 50,000 shares of restricted common stock pursuant to the Company’s 2008 Equity Incentive Plan, of which 10,000 shares vested immediately and the remaining 40,000 shares shall vest on December 16, 2014. Compensation costs associated with this award amount to $9,000 and will be recognized over the vesting period of the stock.

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The following table summarizes the status of the Company’s restricted common stock awards:

Restricted Shares	Number of Restricted Shares	Weighted Average Fair Value at Grant Date
Non-vested at March 31, 2014	118,378	$2.80
Awarded during 2014	400,000	.23
Cancelled or expired	(38,296)	$.92
Non-vested at March 31, 2014	480,082	$.92

The compensation expense related to these grants were $16,432 for the six months ended June 30, 2014. There was no expense for the six months ended June 30, 2013.

Note 6 – Warrants

The Company has valued warrants at their date of issue utilizing the Black-Scholes option pricing model.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life.  The expected life of warrants used was based on the term of the warrant.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for warrants granted:

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013
Expected dividend yield	0%	0%
Expected stock price volatility	134%	93-108%
Risk-free interest rate	1.73-1.75%	.14–2.60%
Expected life of warrants	4.1-8.8 years	.6-9.6 years

The following table summarizes the status of the Company’s warrants granted:

	Number of Shares Remaining Warrants	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2014	7,671,267	$1.51
Warrants granted during 2014	11,862,000	$.25
Warrants expired during 2014	(1,240,351)	.50
Outstanding at March 31,2014	18,292,916	$.78	5.1 years	$0
Exercisable at March 31,2014	18,139,250	$.75	5.4 years	$0

The weighted average fair value of warrants issued during the six months ended June 30, 2014 and 2013 was $.25 and $.95, respectively.  During the six months ended June 30, 2014, 11,878,000 warrants vested (658,625 vested for the six months ended June 30, 2013), and 1,240,351 warrants expired. No warrants expired for the six months ended June 30, 2013.

For the six months ended June 30, 2014 and 2013, respectively, the Company recorded compensation costs of $4,962 and $293,133 for warrants issued to a consultant (now an employee) of the Company.  The warrants have a ten year life, a $1.20 exercise price, and vest from six months to three years from grant date.

For the six months ended June 30, 2013, the Company recorded expenses totaling $62,623 associated with the repricing of 423,125 outstanding warrants awarded to a former consultant/outside counsel who is now an employee of the Company.  No such expense was recorded for the six months ended June 30, 2014.

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Note 7 – Derivative Liabilities

Certain warrants issued by the Company do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future, are classified as derivative liabilities, and are revalued at each reporting date. These warrants include (1) warrants issued to 1999 Mt RB, LLC in conjunction with our lease modification on February 4, 2013, which expired on February 4, 2014 (2) warrants issued in conjunction with the Company’s strategic advisory agreement with Sunrise Financial Group, Inc. on May 21, 2013, which were cancelled on June 19, 2014 and (3) warrants issued in conjunction with the Company’s private placements on July 31, 2013, August 6, 2013 and March 31, 2014. The reset provisions protect the warrant holders from the potential dilution associated with future financings.

The Company has valued warrants at their date of issue utilizing the Black-Scholes option pricing model. Expected volatility is based upon a weighted average historical volatility of peer companies operating in a similar industry, or if applicable based upon the term of the warrant, based upon the Company’s historical volatility. The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the warrants depending on the date of the issue and their expected life. The expected life of warrants used was based on the term of the warrant. The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future. The following weighted-average assumptions were utilized in the fair value calculations for warrants granted and subsequent revaluation:

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013
Expected dividend yield	0%	0%
Expected stock price volatility	142%	96-97%
Risk-free interest rate	1.62%	.84-1.41%
Expected life of warrants	3.2-4.8 years	4.9-5.0 years
Number of warrants	14,922,000	640,351
Fair value of warrants	$1,705,766	$317,614

The fair value of these warrant liabilities was $1,705,766 at June 30, 2014. The change in fair value for the six months ended June 30, 2014 was $2,090,356 and is reported in our statement of operations as an unrealized gain on the change in fair value of the derivative liabilities. For the six months ended June 30, 2013, we recorded an unrealized loss on the change in fair value of the derivative liabilities totaling $18,250. The fair value of the derivative liabilities are re-measured at the end of every reporting period and upon the exercise of the warrant.

In June 2014 the advisory agreement with Sunrise Financial Group was terminated and its accompanying warrants were cancelled.

Fair Value Measurement

Valuation Hierarchy

ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The following table provides the liabilities carried at fair value measured on a recurring basis as of June 30, 2014:

		Fair Value Measurements at June 30, 2014
	Total Carrying Value at June 30, 2014,	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$1,705,766	$-	$-	$1,705,766

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The derivative liabilities are measured at fair value using quoted market prices and estimated volatility factors, and are classified within Level 3 of the valuation hierarchy.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

Year ended December 31, 2013
Beginning balance January 1, 2014	$775,596
Issuance of derivative financial instruments in 2014	3,020,526
Net unrealized (gain) loss on derivative financial instruments	(2,090,356)
Ending balance as of June 30, 2014	$1,705,766

Note 8- Recent Accounting Pronouncements

The Company has considered recent accounting pronouncements including FASB Update 2014-12 regarding stock compensation based on performance and FASB Update 2014-09 updating revenue recognition rules and believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

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Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the unaudited historical financial statements and the related notes and the other financial information included elsewhere  in  this report and in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of any number of factors, including those set forth under “Information Concerning Forward-Looking Statements” and under other captions contained elsewhere in this report.

Company Overview

During 2013, we continued our product development, with most of such efforts directed at our Power on Demand system and Mobile Renewable Power Station. We expect to continue further development and product enhancement on our products in 2014, primarily our Power on Demand system, and expect to continue to do so during the remainder of 2014. In 2013 and 2014, we continued to sell solar PV systems to residential and commercial customers and also perform development services for the U.S. Army.

In May 2013, we entered into an Agreement with City Lights at Queens Landing, Inc. pursuant to which City Lights has agreed to purchase a Power on Demand system for installation and use at City Lights’ 43-story, 525-unit, cooperative building located in Long Island City, New York. The City Lights Building is managed by Rose Associates, Inc., a New York-based full service real estate firm. Separately City Lights intends to purchase and have installed a combined heating and power co-generation system at the City Lights Building. The Power on Demand system will consist of a micro-grid that will include the integration of the newly installed solar PV, the newly installed CHP co-generation system, energy storage and power distribution.  This represents the Company’s first sale of a Power on Demand system to be installed in the New York City area.  We expect the Power on Demand system to be installed in late third quarter or early fourth quarter 2014. We continue to market the Power on Demand system, primarily in the New York City market.

In 2012, we were awarded $1.8 million in U.S. Army contracts to be the prime contractor to complete Phase One and Phase Two activities to develop an Intelligent Micro-Grid for the Renewable Energy for Distributed Under-Supplied Command Environments (“REDUCE”) program under the guidance of the U.S. Army Communications-Electronics Research, Development and Engineering Center. In the latter half of September 2012, we completed Phase One activities. Work commenced on Phase Two late in 2012, which was completed in the second quarter of 2014. In September 2013, the Company was awarded a single vendor contract valued at $625,000 to continue development under this contract, which will follow the completion of Phase Two in the second quarter of 2014. The Company believes that the micro-grid that it is developing for the U.S. Army will complement the development of the products that it will sell to commercial, military and governmental customers.

In November 2013, we partnered with EaglePicher Technologies by integrating the EPT’s Power Pyramid™ system into the Power on Demand system to be installed at the City Lights building in Long Island City, NY.

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Results of Operations

Results of Operations for Quarter Ended June 30, 2014 Compared to Quarter June 30, 2013.

Revenues

During the quarter ended June 30, 2014, we reported revenues of $161,574 as compared with revenues of $328,617 for the quarter ending June 30, 2013.  The decrease in sales is due to the increased effort on our Power on Demand products which typically have a larger sales cycle than our solar products. We have received deposits from customers totaling approximately $38,000 as of June 30, 2014. We expect to realize sales associated with these deposits during the next several quarters, as we obtain permits and zoning approvals from customers’ town officials and NYSEDRA for solar PV installations, complete site assessments, and complete installations and inter-connection agreements, although there can be no assurance that we will be able to meet this schedule.

Gross Margin

For the quarter ended June 30, 2014, gross margin amounted to $25,907 as compared to $4,003 for the quarter ended June 30, 2013.  The gross margin continues to be small due is to the costs associated with maintaining an operations staff, responsible for not only solar products, and Power on Demand systems, but also for troubleshooting customer issues, inventory management, and maintaining day to day operations. Gross margin improved due to the reduction of staff.

Research and Development

Research and development costs for the quarter ended June 30, 2014 totaled $0 as compared to $130,164 for the quarter ended June 30, 2013. These costs have ceased due to the staff reductions.

Selling, General and Administrative

Selling, general and administrative expenses amounted to $297,667 for the quarter ended June 30, 2014, as compared to $631,131 for the quarter ended June 30, 2013.  The decrease over the prior year was related primarily to the reduced salary and headcount related expenses as compared to 2013 as well as a reimbursement received from the Company’s Director and Officers Insurance Policy of approximately $180,000 for professional fees incurred that was recorded as a credit against expenses.

Depreciation and Amortization

Depreciation and amortization charges were $11,300 for the quarter ended June 30, 2014, compared to $16,000 during the quarter ended June 30, 2013 due to a lower depreciable asset base in 2014.

Other Income (Expense)

Interest expense for the quarter ended June 30, 2014 was $112,097, as compared to an expense of $181,109 for the quarter ended June 30, 2013. The decrease is due to the amortization of deferred debt discount relating to the Company’s line of credit over an extended period as of June 30, 2014 due to the deferral of the loan due date in May 2013 to December 2014 from December 2013.

In 2013, we recorded derivative liabilities associated with the issuance of warrants for (1) a lease modification with our existing landlord, (2) an advisory agreement with Sunrise Financial Group, LLC and (3) in conjunction with our private placement funding which occurred during the third quarter of 2013 and in the first quarter of 2014. In June 2014 the advisory agreement with Sunrise Financial Group was terminated and its accompanying warrants were cancelled. The warrants do not have a fixed settlement provision because their exercise prices may be lowered if the Company issues securities at lower prices in the future. Accordingly, the Company revalues these derivative liabilities each quarter, and the financial statements reflect a gain on the revaluation of the derivative liabilities for the second quarter of 2014 of $2,212,006, as compared to a loss of $18,570 for the quarter ended June 30, 2013.

The Company made no tax payments during the quarter ending June 30, 2014 and received a tax credit of $103,971 in the second quarter on 2013.

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Net Income/(Loss)

We reported net income of $1,828,149 for the quarter ended June 30, 2014 and a net loss of $853,000 for the quarter ended June 30, 2013.  Operating losses of amounted to $271,760 and $757,292 for the quarter ended June 30, 2014 and 2013 respectively due to decreased operating expenses for the quarter ended June 30, 2014 as compared to the quarter ended June 30, 2013.. Increases in net income for the three months ended June 30, 2014 compared to the quarter ended June 30, 2013 were due to recording an unrealized gain of $2,212,006 on the change in fair value of derivative liabilities of $1,705,766 for the quarter ended June 30, 2014, as compared to an unrealized loss of $18,570 for the quarter ended June 30, 2013 offset by the interest and debt discount amortization amounting to $112,000 and $181,000 relating to our TMK-ENT, Inc. line of credit for the quarter ended June 30, 2014, and 2013, respectively.

Results of Operations for the Six Months Ended June 30, 2014 Compared to the Six Months June 30, 2013.

Revenues

During the six months ended June 30, 2014, we reported revenues of $291,444 as compared with revenues of $437,260 for the six months ending June 30, 2013.  The decrease in sales is due to the increased effort to market our Power on Demand products which typically have a larger sales cycle than our solar products. We have received deposits from customers totaling approximately $38,000 as of June 30, 2014. We expect to realize sales associated with these deposits during the next several quarters, as we obtain permits and zoning approvals from customers’ town officials and NYSEDRA for solar PV installations, complete site assessments, and complete installations and inter-connection agreements, although there can be no assurance that we will be able to meet this schedule.

Gross Margin/Loss

For the six months ended June 30, 2014, gross margin amounted to $60,894 as compared to a gross loss of $84,585 for the six months ended June 30, 2013.  The gross loss is primarily attributable to the costs associated with maintaining an operations staff, responsible for not only solar products and Power on Demand systems, but also for troubleshooting customer issues, inventory management, and maintaining day to day operations. Gross margin improved year over year due to the reduction of staff.

Research and Development

Research and development costs for the six months ended June 30, 2014 totaled $22,517 as compared to $256,702 for the six months ended June 30, 2013. This decrease results from lower salaries due to reduced headcount.

Selling, General and Administrative

Selling, general and administrative expenses amounted to $826,479 for the six months ended June 30, 2014, as compared to $1,365,261 for the six months ended June 30, 2013.  The decrease over the prior year was related primarily to reduced salary and headcount related expenses partially offset by higher consulting and legal expense in 2014 as compared to 2013 as well as a reimbursement received from the Company’s Director and Officers Insurance Policy of approximately $180,000 for professional fees incurred that was recorded as a credit against expenses.

Depreciation and Amortization

Depreciation and amortization charges were $24,303 for the six months ended June 30, 2014, compared to $33,403 during the six months ended June 30, 2013 due to a lower depreciable asset base in 2014.

Other Income (Expense)

Interest expense for the six months ended June 30, 2014 was $224,519, as compared to an expense of $405,930 for the quarter ended June 30, 2013. The decrease is due to the amortization of deferred debt discount relating to the Company’s line of credit over an extended period as of June 30, 2014 due to the deferral of the loan due date in May 2013 to December 2014 from December 2013.

In 2013, we recorded derivative liabilities associated with the issuance of warrants for (1) a lease modification with our existing landlord, (2) an advisory agreement with Sunrise Financial Group, LLC and (3) in conjunction with our private placement funding which occurred during the third quarter of 2013 and in the first quarter of 2014. In June 2014 the advisory agreement with Sunrise Financial Group was terminated and its accompanying warrants were cancelled. The warrants do not have a fixed settlement provision because their exercise prices may be lowered if the Company issues securities at lower prices in the future. Accordingly, the Company revalues these derivative liabilities each quarter, and the financial statements reflect a gain on the revaluation of the derivative liabilities for the six months ended June 30, 2014 of $2,090,356, as compared to a loss of $18,570 for the six months ended June 30, 2013.

The Company paid 1,875 tax payments during the six months ending June 30, 2014 and received a net tax credit of $103,471 in the six months ended June 30, 2013.

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Net Income (Loss)

We reported net income of $1,075,860 for the six months ended June 30, 2014 and a net loss of $2,027,577 for the six months ended June 30, 2013.  Operating losses of amounted to $788,102 and $1,706,548 for the six months ended June 30, 2014 and 2013 respectively due to decreased operating expenses, as well as better gross margins for the six months ended June 30, 2014 as compared to the six months ended June 30, 2013.  Increases in net income for the six months ended June 30, 2014 compared to the six months ended June 30, 2013 were due to recording an unrealized gain of $2,090,356 on the change in fair value of derivative liabilities of $1,705,766 for the six months ended June 30, 2014, as compared to an unrealized loss of $18,570 for the six months ended June 30, 2013 offset by the interest and debt discount amortization amounting to $224,000 and $406,000 relating to our TMK-ENT, Inc. line of credit for the six months ended June 30, 2014, and 2013, respectively.

Liquidity and Capital Resources

As of June 30, 2014, our accumulated deficit totaled $26 million.

We had a working capital deficit of approximately $524,000 as of June 30, 2014 as compared to working capital deficit of $1,157,000 as of December 31, 2013. The increase in working capital relates to the March 2014 private placement which provided the company working capital of $1.4 million, offset by the operating loss for the six months ended June 30, 2014.

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000 that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share, and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. The Company received a total of $1,400,000 in net proceeds from the sales.  Each share of preferred stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly.  The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock.  The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015.  In addition, the investors received “most favored nation” protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding.  Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

We believe that we will require additional funding of approximately $2.0 million to satisfy our operating cash needs and our anticipated growth for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2013 and 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. There is substantial doubt about our ability to continue as a going concern as the continuation and expansion of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our products, and achieving a profitable level of operations.

The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Operating Activities

Our operating activities used net cash of $885,002 for the six months ended June 30, 2014, as compared to $342,706 for the six months ended June 30, 2013.  For the six months ended June 30, 2014, cash used in operations resulted from net income of $1,075,860, offset by an increase of $2,090,356 gain in fair value of derivative liabilities and reduced by non-cash adjustments of $481,554 consisting primarily of $111,994 of stock based compensation, the amortization of debt discount of $170,522, and $157,593 from the issuance of warrants for services. Net changes to working capital amounted to negative $352,060 and were primarily due to payments of accounts payable and accrued liabilities. For the six months ended June 30, 2013, cash used in operations resulted from a net loss of $2,027,577, reduced by non-cash expenses of $1,101,220 consisting primarily of $539,391 of stock based compensation, stock and warrants issued for rent and services of $151,603, and the amortization of debt discount of $354,554.  Net changes to working capital for the six months ended June 30, 2103 amounted to $583,652 due primarily to a decrease in trade accounts receivable of $367,636, and an increase in accounts payable and accrued expenses of $212,101.

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Investing Activities

The Company did not utilize any funds for investing activities for the six months ended June 30, 2014 and 2013.

Financing Activities

Our financing activities provided $1,394,774 and $264,954 for the six months ended June 30, 2014 and 2013, respectively. In 2014, the Company raised $1,500,000 in the sale of convertible preferred stock, with offering costs amounting to $100,000.  For the six months ended June 30, 2013, the Company drew $270,000 from its line of credit. Repayments on long term debt were $5,226 and $5,046, respectively for the six months ended June 30, 2014 and 2013.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to shareholders.

Critical Accounting Policies

As of June 30, 2014, the Company’s critical accounting policies and estimates have not changed materially from those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 31, 2014 with the Securities and Exchange Commission.

Information Concerning Forward-Looking Statements

All statements in this Form 10-Q, future filings by the Company with the Securities and Exchange Commission (“Commission”), the Company’s press releases and oral statements by authorized officers of the Company, other than statements of historical facts, that address future activities, events or developments are “forward-looking statements.”

These forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. We have based these forward-looking statements on certain assumptions and analyses made by us in light of our experience and on our assessment of historical trends, current conditions, expectations, and projections about expected future developments and events, as well as on other factors we believe are appropriate under the circumstances and other information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in Item 1A of Part I of the Company’s 10-K filed with the Commission, for the fiscal year ended December 31, 2013, that may affect the operations, performance, development and results of our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties. All forward-looking statements and reasons why results may differ contained herein are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ. All of the forward-looking statements contained herein are qualified by these cautionary statements.

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Item 3. Quantitative and Qualitative Disclosures about Market Risk

None.

Item 4. Controls and Procedures

The Company’s management has established disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported within time periods specified in the SEC rules and forms. Such disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure.

Based on the evaluation of the effectiveness of our disclosure controls and procedures, our Chief Executive Officer and Acting Chief Financial Officer concluded that our disclosure controls and procedures were effective as of June 30, 2014.

There can be no assurance, however, that our disclosure controls and procedures will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be set forth in our periodic reports. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Accordingly, even effective disclosure controls and procedures can only provide reasonable, not absolute, assurance of achieving their control objectives.

Changes in Internal Control over Financial Reporting

There have been no changes in the Company’s internal control over financial reporting that occurred during the six months ended June 30, 2014 that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting.

Part II – OTHER INFORMATION

Item 1. Legal Proceedings

There were no reportable events during the quarter.

Item 1A. Risk Factors

Smaller reporting companies are not required to provide the information required by this item.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

On March 31, 2014, the Company sold, pursuant to a securities purchase agreement, an aggregate of 1,500 shares of Series A Convertible Preferred Stock, with a stated value of $1,500,000, that are convertible into shares of the Company’s common stock at a conversion price of $0.20 in stated value per share (7,500,000 shares of common stock), and five-year warrants, which vested in full upon issuance, to purchase up to 11,250,000 additional shares of common stock at a purchase price of $0.25 per share to 8 institutional investors. Stock offering costs for the private placement amounted to $100,000. Each share of preferred stock is entitled to cash interest payments of 9% of the stated value per year, payable quarterly. The preferred stock is voluntarily and mandatorily convertible into shares of common stock pursuant to the provisions of the securities purchase agreement, with any shares of preferred stock outstanding on March 31, 2017 automatically converting into common stock. The investors received rights of first refusal and rights of participation in future financings of the Company until March 31, 2015. In addition, the investors received most favored nation protections on the terms and conditions of the warrants and preferred stock so long as such securities remain outstanding. Additionally, until September 30, 2015, each investor has the right to invest the amount invested by such investor in the above-referenced transaction in preferred stock of Arista Power on substantially similar terms. The Preferred Stock and warrants have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision.

On March 31, 2014, in conjunction with the full ratchet and anti-dilution provisions of the July and August 2013 private placement of common stock, shareholders were awarded an additional 1,255,000 shares of common stock and 612,000 warrants to purchase common stock for $0.25 per share, and the price for the 3,060,000 warrants outstanding that were associated with this transaction were rest to $0.25 per warrant.

We registered the resale of the securities sold in the private placement pursuant to a registration statement on Form S-1 that was filed with the Securities and Exchange Commission on April 30, 2014 and was declared effective on May 13, 2014.

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The terms of sales of unregistered sales of securities by us are described in Item 5 Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities under the captions “Recent Unregistered Sales of Securities”.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the securities were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such units, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 3.  Defaults Upon Senior Securities

None.

Item 4.  Mine Safety Disclosures

Not Applicable.

Item 5.  Other Information

None

Item 6.

(a)	Exhibits:

	31.1	Certification of the Chief Executive Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

	31.2	Certification of the Chief Financial Officer Pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

	32.1	Certification Pursuant to 18 U.S.C. Section 1350 by the Chief Executive Officer, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

	32.2	Certification Pursuant to 18 U.S.C. Section 1350 by the Chief Financial Officer, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARISTA POWER, INC.

August 14, 2014
	By:	/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

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Exhibit 31.1

Certification of Chief Executive Officer

as required by Rule 13a-14 Or 15d-14 of the Securities Exchange Act of 1934,

 as adopted pursuant to Section 302 of The Sarbanes-Oxley Act of 2002

I, William A. Schmitz, certify that:

1.      I have reviewed this quarterly report on Form 10-Q of Arista Power, Inc.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.      The registrant 's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant 's auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 14, 2014

/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer

as required by Rule 13a-14 Or 15d-14 of the Securities Exchange Act of 1934,

as adopted pursuant to Section 302 of The Sarbanes-Oxley Act of 2002

I, Stephen Brown, certify that:

1.      I have reviewed this quarterly report on Form 10-Q of Arista Power, Inc.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.      The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 14, 2014

/s/ Stephen Brown
Stephen Brown Acting Chief Financial Officer

Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Arista Power, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Schmitz, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2014

/s/ William A. Schmitz
William A. Schmitz
President and Chief Executive Officer

Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Arista Power, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen Brown, as Acting Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2014

/s/ Stephen Brown
Stephen Brown
Acting Chief Financial Officer